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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
COVANCE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008
Notice of
Annual Meeting &
Proxy Statement

March 26, 2008

Dear Fellow Shareholder:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Covance Inc., to be held at 9:00 a.m., local time, on Thursday, May 8, 2008, at the Marriott Princeton Hotel & Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey. We hope that you will participate in the Annual Meeting either by attending and voting in person or by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

        This Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by Covance's shareholders. The Proxy Statement also contains information about the role and responsibilities of the Board of Directors and its Committees and provides important information about each nominee for election as a Director and other matters to be acted on at the meeting.

Sincerely,
Joseph L. Herring Chairman and Chief Executive Officer

COVANCE INC.

NOTICE OF 2008 ANNUAL MEETING
OF SHAREHOLDERS

        The 2008 Annual Meeting of the Shareholders of Covance Inc. (the "Company") will be held on Thursday, May 8, 2008, at 9:00 a.m., local time, at the Marriott Princeton Hotel & Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey for the following purpose:

  1.
  To elect two members to the Company's Class II Board of Directors.

  2.
  To approve the 2008 Non-Employee Directors Stock Option Plan.

  3.
  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

  4.
  To vote on the shareholder proposal described in this proxy statement if properly presented at the meeting.

        Only shareholders of record at the close of business on March 18, 2008, are entitled to notice of, and to vote at, the Annual Meeting.

        We hope you will attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Shareholders as of the record date who attend the meeting may vote their shares personally even if they previously have sent in a proxy card.

        An admission ticket and government-issued picture identification will be required to enter the meeting. All shareholders must have an admission ticket to attend the Annual Meeting. Shareholders may obtain the Annual Meeting ticket and directions to the Marriott Princeton Hotel & Conference Center at Forrestal where it will be held by writing to Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey 08540. If you are a registered holder, please indicate that in your request. If your shares are held by a bank, broker or other intermediary, you must enclose with your request evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. Please submit your ticket request and proof of ownership, if required, as promptly as possible in order to ensure you receive your ticket in time for the meeting. Admission to the Annual Meeting will be on a first-come, first-served basis.

James W. Lovett Corporate Senior Vice President, General Counsel and Secretary

March 26, 2008

COVANCE INC.
210 Carnegie Center
Princeton, New Jersey 08540

PROXY STATEMENT

2008 Annual Meeting of Shareholders
May 8, 2008

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 8, 2008

This Proxy Statement and the Annual Report are available
on Covance's website at www.covance.com/investors.

General Information

        The Board of Directors of Covance Inc. (the "Company" or "Covance") solicits your proxy for voting at the 2008 Annual Meeting of Shareholders of Covance and at any adjournment or postponement of this meeting ("Annual Meeting"). Covance will hold the Annual Meeting on Thursday, May 8, 2008, at 9:00 a.m., local time, at the Marriott Princeton Hotel & Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey. The approximate date of mailing for this proxy statement and card as well as a copy of Covance's 2007 Annual Report is March 26, 2008.

        Your vote is important and the Board of Directors urges you to exercise your right to vote. You are invited to attend the Annual Meeting in person to vote. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are voted by properly completing, signing, dating and returning the enclosed proxy card. You may revoke your proxy at any time before it is exercised in any one of three ways: (i) by giving written notice to the Secretary of the Company, (ii) by submitting a subsequently dated and properly signed proxy, or (iii) by attending the Annual Meeting and revoking the proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

        All shareholders as of the record date may attend the Annual Meeting but must bring with them an admission ticket obtained from the Corporate Secretary of Covance. You may obtain the Annual Meeting ticket by writing to Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey 08540. If you are a registered holder, please indicate that in your request. If your shares are held by a bank, broker or other intermediary, you must enclose with your request evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. Please submit your ticket request and proof of ownership, if required, as promptly as possible in order to ensure you receive your ticket in time for the meeting. Admission to the Annual Meeting will be on a first-come, first-served basis, and an admission ticket and a government issued picture identification will be required to enter the meeting.

        When you provide your proxy, the shares of the Company's common stock ("Common Stock") represented by the proxy will be voted as you specify on the proxy card. As to the election of the Class II

Directors, by marking the appropriate box you may (a) vote for both of the Class II Director nominees as a group, or (b) vote for one of the Class II Director nominees but not the other as you specify on the card, or (c) withhold your vote from the Class II Director nominees as a group. As to the other items, you may vote "for" or "against" the item or "abstain" from voting by marking the appropriate box. If you properly sign and return your proxy card without specifying any choices, you will have granted authority to the named proxies solicited by the Company to vote FOR the election of the two nominees as Class II Directors, the approval of the 2008 Non-Employee Directors' Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as described in this proxy statement, and confer authority upon the individuals named as proxies to vote your shares in their discretion on any other matters properly presented at the Annual Meeting. Should any matter not described in this proxy statement be properly presented at the meeting, the persons named in the proxies solicited by the Company will vote in accordance with their judgment. The Company has received a letter from People for the Ethical Treatment of Animals ("Peta") informing us that Peta intends to present at the Annual Meeting a proposal requesting that the Board issue policies prohibiting the importation of primates from countries where laws governing the humane treatment of animals are not comparable to U.S. laws or are not enforced and the export of dogs to countries where laws governing the humane treatment of animals are not comparable to U.S. laws or are not enforced. The persons named in the proxies solicited by the Company intend to use their discretion to vote against this proposal. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

        You are entitled to notice of, and to vote at, the Annual Meeting if you are a shareholder of record on March 18, 2008. A majority of the shares of Common Stock issued and outstanding will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary power and has not received instructions from the beneficial owner.

        Voting at the Annual Meeting will work as follows:

  •
  As to Proposal 1 (Director elections), Directors are elected by a plurality vote so the nominees receiving the highest vote totals will be elected. The outcome of the Director vote will not be affected by abstentions or broker non-votes.

  •
  As to the proposals to approve the 2008 Non-Employee Directors Stock Option Plan, the ratification of the appointment of independent accountants, and the shareholder proposal if properly presented, such proposals require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote, abstentions will be treated as votes cast on these matters while broker non-votes will not be treated as votes cast.

        Shares of Common Stock held in Covance's Stock Purchase Savings Plan ("401k Plan"), are held of record and are voted by the trustee of the 401k Plan at the direction of 401(k) Plan participants. Shares of Common Stock held in Covance's Employee Stock Purchase Plan ("ESPP") are held of record by the ESPP's administrator, UBS Financial Services Inc. ("UBS"), and are voted by UBS at the direction of ESPP plan participants. Participants in the 401k Plan may direct the trustee of the plan, and the participants in the ESPP may direct UBS, as to how to vote shares allocated to their 401k Plan and ESPP accounts, respectively, by properly signing, completing and returning the enclosed proxy card. The cutoff date for voting for participants in the 401(k) Plan is close of business on May 5, 2008. The 401k Plan trustee will vote shares as to which they have not received direction in accordance with the terms of the plan documents. As administrator of the ESPP, UBS will not vote any shares as to which it has not received direction from participants in the ESPP or is otherwise not entitled to vote.

        As of March 13, 2008, there were 63,142,720 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name as of March 18, 2008, the record date.

PROPOSAL ONE

Election of Class II Directors

        The Board of Directors (the "Board") is divided into three classes of two Directors each, whose terms expire at successive annual meetings. Two Class II Directors will be elected at the Annual Meeting to serve for a term expiring at Covance's Annual Meeting in the year 2011. Each nominee elected as a Class II Director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement. The Board has nominated Kathleen G. Bang and Gary E. Costley for election as Class II Directors at the Annual Meeting. After having served for twelve years on the Board of Directors, Mr. J. Randall MacDonald has announced that he will not stand for reelection in 2008. In accordance with the Company's Corporate Governance Guidelines, Mr. William C. Ughetta will retire from the Board at the Annual Meeting after having served out his term. Mr. Ughetta has also served on the Covance Board for twelve years. Pursuant to a resolution adopted by the Board, which will become effective on the date of the Annual Meeting, the size of the Board shall be reduced from eight to six.

        The Board of Directors recommends that Shareholders vote FOR the election of the above named nominees for election as Director.

        Unless there is a contrary indication, shares of Common Stock represented by valid proxies will be voted FOR the election of both of the nominees. If for any reason a nominee should become unable to serve as a director, the shares represented by valid proxies will be voted for the election of such other person as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy.

        Set forth below is the principal occupation of, and certain information regarding, such nominees, and the other Directors whose terms of office will continue after the Annual Meeting.

CLASS II NOMINEES
FOR TERMS EXPIRING IN 2011

Kathleen G. Bang, 58, was the President and Chief Executive Officer of Northwestern Memorial Foundation, a not-for-profit affiliate of Northwestern Memorial HealthCare ("Northwestern"), an academic medical center, from February 2002 until her retirement in 2004. Prior to February 2002, Ms. Bang was the Executive Vice President and Chief Operating Officer of Northwestern. Ms. Bang joined Northwestern in 1986 and became Executive Vice President and Chief Operating Officer in 1988. Ms. Bang also was Chair of the Governing Council for Metropolitan Hospitals of the American Hospital Association from January 1996 to December 1998, and Board member of the Illinois Hospital Association from 1995 through 2003 and served as Chair in 2002. Ms. Bang has been a member of the Covance Board since 1998.

Gary E. Costley, Ph.D., 64, is a co-founder and managing director of C&G Capital and Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products from November 2001 until June 2004, and Chairman, President and Chief Executive Officer from 1997 through 2001. He is also a member of the Board of Directors of The Principal Financial Group (finance), Tiffany & Co. (jewelry), and Prestige Brand Holdings, Inc. (consumer products). Dr. Costley has been a member of the Covance Board since September 2007.

CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE AT THE ANNUAL MEETING
AND WHO WILL NOT BE STANDING FOR REELECTION

J. Randall MacDonald, 59, has been Senior Vice President—Human Resources for International Business Machines Corporation, an information technology company, since July 2000. From June 1997 to June 2000, Mr. MacDonald was the Executive Vice President—Human Resources and Administration for the GTE Corporation ("GTE"), a telecommunications company. Prior to June 1997, Mr. MacDonald held various senior positions with GTE including Senior Vice President—Human Resources and Administration (from April 1995), Vice President—Employee Relations and Organizational Development (from 1988) and Vice President of Organizational Development (from 1986). Mr. MacDonald has been a member of the Covance Board since 1996.

William C. Ughetta, 75, is an attorney and former Senior Vice President and General Counsel of Corning Incorporated ("Corning"). Mr. Ughetta joined Corning in 1968 as Assistant Secretary and Assistant Counsel. He was elected Secretary of Corning in 1971, and a Senior Vice President in 1983. He is also a Director of The Lake Placid Institute. Mr. Ughetta has been a member of the Covance Board since 1996.

CLASS III DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2009

Robert Barchi, M.D., Ph.D., 61, has been President of Thomas Jefferson University since September 2004. Prior to that, Dr. Barchi was Provost of the University of Pennsylvania since 1999. Previously, he served as Chair of the University of Pennsylvania's Department of Neurology and as founding Chair of the University's Department of Neuroscience. Dr. Barchi was also Director of the Mahoney Institute of Neurological Sciences for more than 12 years and was the Director of the Dana Fellowship Program in Neuroscience and Director of the Clinical Neuroscience Track. He was the founder and President of Penn Neurocare, a regional specialty network. Dr. Barchi has been a member of the Covance Board since October 2003.

Sandra L. Helton, 58, was Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a telecommunications service company, ("TDS") from October 2000 through December 2006. She joined TDS as Executive Vice President—Finance and Chief Financial Officer in August 1998. Prior to joining TDS, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning. At Corning, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997 and was Vice President and Treasurer between 1991 and 1994. Ms. Helton is also a Director of The Principal Financial Group, a global financial institution. Ms. Helton has been a member of the Covance Board since September 2003.

CLASS I DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2010

Joseph L. Herring, 52, has been Covance's Chairman since January 1, 2006 and Chief Executive Officer since January 1, 2005. Mr. Herring was President and Chief Operating Officer from November 2001 to December 31, 2004 and was Covance's Corporate Senior Vice President and President—Early Development Services from September 1999 to November 2001. From September 1996 to September 1999, Mr. Herring was Corporate Vice President and General Manager of Covance Laboratories North America. Prior to joining Covance, Mr. Herring was Vice President of Caremark International, a provider of home care and physician practice management services, and he also served as a Vice President of Baxter International where he was employed for 14 years. Mr. Herring has been a member of the Covance Board since 2004.

Irwin Lerner, 77, was the Chairman of the Board of Directors and Executive Committee of Hoffmann-La Roche Inc. ("Roche") (a pharmaceutical company) from January to September 1993 and was the President and Chief Executive Officer of Roche from April 1980 to January 1993 in a thirty-two year career with the firm. Mr. Lerner also was the Chief Executive Officer of Reliant Pharmaceuticals, LLC (a private pharmaceutical company) from July to December 2001. He also is Chairman and a Director of Medarex, Inc. where he also served as Interim President and CEO from November 2006 through June 2007 and a Director of Panacos Pharmaceuticals Inc. (anti-infectives) and Nektar Therapeutics (drug delivery technology). Mr. Lerner has been a member of the Covance Board since 1996.

Stock Ownership of Directors,
Executive Officers and Certain Shareholders

Directors and Executive Officers

        The following table shows, as of February 13, 2008, the number of shares of Common Stock beneficially owned by each Director and nominee for election as Director, for each of the Named Executives (as defined in the Summary Compensation Table), and by the Directors and executive officers as a group, and currently exercisable options held by any of them. None of these shares are pledged as security.

	Common Stock
Name of Beneficial Owner	Shares Owned (1)	Options (2)	Total Stock Based Holdings (3)	Percent of class
Kathleen G. Bang	2,000	17,734	29,593	*
Robert Barchi	1,200	3,734	10,106	*
Wendel Barr	55,550	70,566	126,116	*
Richard F. Cimino	37,610	31,033	68,643	*
Anthony Cork	36,666	80,039	116,705	*
Gary E. Costley	-0-	-0-	704	*
Sandra L. Helton	2,400	10,334	15,634	*
Joseph L. Herring	161,431	237,566	398,997	*
William E. Klitgaard	37,566	73,549	111,115	*
Irwin Lerner	13,200	26,734	43,834	*
J. Randall MacDonald	5,100	11,734	38,508	*
William C. Ughetta	49,598	8,734	68,766	*
All Directors and executive officers as a group (16 persons)	506,365	678,152	1,239,160	1.9%

*
The amount of Common Stock beneficially owned includes shares owned and options exercisable within 60 days of February 13, 2008 and does not exceed one percent of the issued and outstanding shares of Common Stock.

(1)
The holdings reported include (i) 2,000 shares held by each of Ms. Bang and Messrs. Lerner, MacDonald, and Ughetta issued pursuant to the Restricted Stock Plan for Non-Employee Directors which restricted shares shall not vest until such Director's retirement and the consent of the Compensation and Organization Committee of the Board of Directors, and (ii) restricted stock issued to the Named Executives and certain other executive officers which restricted stock will not vest until the date set forth in such Officer's restricted stock agreement.

(2)
Represents option rights to acquire shares of the Company's Common Stock, exercisable within 60 days of February 13, 2008.

(3)
Total stock based holdings include shares owned and option rights to acquire shares of the Company's Common Stock exercisable within 60 days of February 13, 2008, as well as the following: phantom stock units issued pursuant to the Directors' Deferred Compensation Plan, Deferred Stock Unit Plan and Restricted Unit Plan for Non-Employee Directors in the following aggregate amounts for each Director: 9,859 shares for Ms. Bang; 5,172 shares for Dr. Barchi; 704 shares for Dr. Costley; 2,900 shares for Ms. Helton; 3,900 shares for Mr. Lerner; 21,674 shares for Mr. MacDonald; and 10,434 shares for Mr. Ughetta.

Certain Shareholders

        The following table shows those persons known to the Company as of February 13, 2008 to be the beneficial owners of more than five (5%) percent of the Company's Common Stock. In furnishing the information below, the Company has relied on information filed by the beneficial owners with the Securities and Exchange Commission ("SEC").

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Earnest Partners, LLC(1) 1180 Peachtree Street, NE, Suite 2300 Atlanta, GA	5,099,720	8.0%
FMR Corp.(2) 82 Devonshire Street Boston, MA	4,909,998	7.7%
Neuberger Berman Inc.(3) 605 Third Avenue New York, NY	3,755,323	5.9%

(1)
Earnest Partners, LLC filed an amendment to Schedule 13G with the SEC as of January 31, 2008, to report that it was the beneficial owner of 5,099,720 shares of the Company's Common Stock.

(2)
FMR Corp filed an amendment to Schedule 13G with the SEC as of February 13, 2008, to report that it was the beneficial owner of 4,909,998 shares of the Company's Common Stock.

(3)
Neuberger Berman Inc. filed a Schedule 13G with the SEC as of February 12, 2008, to report that it was the beneficial owner of 3,755,323 shares of the Company's Common Stock.

CORPORATE GOVERNANCE
The Board of Directors and its Committees

        The Board provides oversight to senior management in its operation of the Company. The Board reviews significant developments affecting Covance and acts on matters requiring Board approval. During 2007, the Board held six meetings. The Board periodically reviews Covance's corporate governance policies and practices and modifies those practices when required by law or when deemed by the Board to be in the best interests of the Company. The Board also considers policies and practices suggested by other groups active in corporate governance. The charters of each Board committee and Covance's corporate governance guidelines are posted on Covance's website at www.covance.com. Covance has also adopted a Code of Ethics for Financial Professionals which is applicable to Covance's Chief Executive Officer, Chief Financial Officer, Controller and certain other financial and accounting professionals and a Business Integrity Program applicable to all employees, as well as the Board of Directors. These codes are also posted on Covance's website. In the event Covance adopts an amendment to the Code of Ethics for Financial Professionals or Business Integrity Program, or grants a waiver thereunder, Covance will also post that information on its website. Covance has adopted Guidelines for Executive Ownership in Covance Stock, which are also posted on its website. All of these documents will be made available in print for shareholders who request them from the Company's secretary.

Director Independence

        The Board has affirmatively determined that seven of the eight current Directors are independent, under the New York Stock Exchange ("NYSE") Listing Standards, and Covance's more stringent independence standards. All such Directors are independent with respect to the Covance Board Committees on which they serve. Each of the independent directors has no relationship with the Company (other than as a director or shareholder) or has only categorically immaterial relationships as defined in the independence standards. Covance's independence standards are attached to this proxy statement as Appendix A and are posted on Covance's website as Annex A to the corporate governance guidelines. Relationships defined as categorically immaterial under the guidelines are set forth in paragraph F of the independence standards. The Directors who have been determined to be independent are:

•	Kathleen G. Bang	•	Robert Barchi
•	Gary E. Costley	•	Sandra L. Helton
•	Irwin Lerner	•	J. Randall MacDonald
•	William C. Ughetta

        All Directors meet applicable additional independence requirements with respect to the Covance Board Committees on which they serve.

        In making its independence determinations, the Board considered transactions between the Company and entities associated with the independent directors. The Board's independence determinations included reviewing the following transactions:

  •
  Messrs. Lerner, MacDonald, Barchi and Ms. Helton are or were each executive officers of companies with which Covance does business. The amount that Covance paid to or received from each of these companies for goods and services did not, in any of the previous three fiscal years, exceed the greater of $1 million, or 1% of such other company's annual revenues.

  •
  Messrs. Barchi and Lerner and Ms. Helton are or were directors of organizations that do business with Covance. These business relationships were as a supplier or purchaser of goods or services.

        In 2007, each Director attended more than 75% of all Board meetings and Committee meetings held of which he or she was a member. Covance encourages members of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the 2007 Annual Meeting.

        The non-management members of the Board of Directors meet at regularly scheduled executive sessions without the presence of any members of the Company's management. Irwin Lerner, who was elected lead Director by the Board, presides at these executive sessions.

COMMITTEES OF THE BOARD

        The Board of Directors has established three standing committees to assist the Board in carrying out its duties: the Audit and Finance Committee, the Compensation and Organization Committee, and the Corporate Governance Committee.

Audit and Finance Committee

        Covance has an Audit and Finance Committee (the "Audit Committee") composed of a minimum of three directors who all satisfy the independence requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, the rules adopted by the SEC thereunder, and the listing standards of the NYSE as in effect from time to time. The Audit Committee functions under a charter which is posted on Covance's website under "Corporate Governance Guidelines." The Board of Directors has determined that Sandra Helton meets the definition of "audit committee financial expert" as such term is defined under the rules of the SEC. The Board of Directors has also determined that all of the other members of the Audit Committee possess the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members. Covance maintains an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of Covance's risk management processes and system of internal control.

        The members of the Audit Committee are Ms. Helton (Chair), Ms. Bang, Dr. Costley and Mr. Ughetta. The Audit Committee met eight times during 2007. The Audit Committee's duties and responsibilities are set forth in its charter and include providing assistance to the Board of Directors in fulfilling its responsibilities with respect to the oversight of:

  •
  The integrity of the Company's financial statements and internal controls.

  •
  The independent auditor's qualifications and independence.

  •
  The Company's compliance with legal and regulatory requirements.

  •
  The performance of the Company's internal audit function and its independent auditor.

  •
  The Company's capital and financing requirements and structure.

  •
  Tax matters and risk management.

  •
  The appointment, compensation, oversight responsibility and dismissal of the Company's independent auditing firm.

  •
  The pre-approval of all auditing services and allowable non-audit services provided to the Company by its independent auditing firm.

Compensation and Organization Committee

        The Compensation and Organization Committee (the "Compensation Committee") is composed of a minimum of three directors who must satisfy:

  •
  the independence requirements required by the Exchange Act, as amended, and, the rules adopted by the SEC thereunder (including Rule 16b-3 of the Exchange Act);

  •
  the corporate governance and other listing standards of the NYSE as in effect from time to time; and

  •
  the "outside director" requirements under Section 162(m) of the Internal Revenue Code.

        All present members of the Compensation Committee meet these requirements. The Compensation Committee functions under a charter which is posted on Covance's website under "Corporate Governance Guidelines."

        In connection with the setting of executive compensation, members of management, including the Chief Executive Officer and Senior Vice President—Human Resources, consult with Towers Perrin, an independent consulting firm retained by the Covance Compensation Committee, to gather all relevant information and to propose to the Compensation Committee executive compensation arrangements for executives other than the Chief Executive Officer. The Compensation Committee works directly with Towers Perrin on matters involving Chief Executive Officer compensation and contacts Towers Perrin directly on executive compensation matters generally on an as-needed basis. Representatives of Towers Perrin frequently attend meetings of the Compensation Committee at the Compensation Committee's invitation and answer questions and advise the Compensation Committee at those meetings. At a regularly scheduled meeting of the Compensation Committee and Board of Directors, performance targets for the year are set, which targets are in line with budgets set at a Board meeting for the year.

        The current members of the Compensation Committee are Messrs. MacDonald (Chair), Barchi, Lerner and Ughetta. The Compensation Committee met five times in 2007. Its duties and responsibilities are set forth in its charter and include the following:

  •
  Review and make recommendations to the independent members of the Board regarding corporate goals and objectives relevant to Chief Executive Officer compensation, the CEO's performance and the CEO's compensation.

  •
  Approve the compensation of the Company's executive officers other than the Chief Executive Officer pursuant to delegation from the Board of Directors.

  •
  Administer the Company's equity compensation plans.

  •
  Advise the Board on other compensation and benefit matters.

  •
  Create a Compensation Committee Report to be included in the Company's proxy statement, as required by the SEC.

        In addition, it is the responsibility of the Compensation Committee to review and recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and Proxy Statement.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC, and no executive officer of the Company served on the Compensation Committee or Board of any company that employed any member of the Company's Board of Directors.

Corporate Governance Committee

        The Corporate Governance Committee is composed of a minimum of three directors who must satisfy the independence requirements of the Exchange Act, as amended, the rules adopted by the SEC thereunder, and the corporate governance and other listing standards of the NYSE as in effect from time to time. The Corporate Governance Committee functions as Covance's nominating committee under a charter which is posted on Covance's website under "Corporate Governance Guidelines."

        The members of the Corporate Governance Committee are Ms. Bang (Chair), Dr. Costley and Messrs. Lerner and MacDonald. The Corporate Governance Committee met four times in 2007. The duties and responsibilities are set forth in its charter and include the following:

  •
  Review and assess the Company's principles and practices on corporate governance.

  •
  The recommendation to the Board of policies regarding Board committees, committee members and committee chairs.

  •
  Develop and conduct an annual Board self-evaluation process.

  •
  The identification, review and assessment of nominees for election as members of the Board of Directors and the recommendation of qualified nominees to the Board.

  •
  Consideration of unsolicited nominations for Board membership.

  •
  Review of non-employee Director compensation and the recommendation of compensation arrangements to the Board.

Related Party Transactions

        The Board of Directors has adopted a written policy with respect to Related Party Transactions which requires that all such transactions either meet the guidelines set forth in the policy, be on terms comparable to those that could be obtained in an arms-length dealing with an unrelated third-party and be approved by the disinterested members of the Corporate Governance Committee, or be approved by the disinterested members of the Board of Directors. The policy defines a Related Party as an executive officer or Director of the Company, a five percent or greater shareholder of the Company, an immediate family member of an executive officer or Director, or an entity owned or controlled by one of the foregoing. A

Related Party Transaction is defined as a transaction between Covance and a related party other than transactions available to all employees generally, transactions involving less than $5,000, or transactions involving compensation approved by the Board of Directors or the Compensation Committee.

Board Nomination Process

        The Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole. The Corporate Governance Committee is responsible for recommending Director nominees to the Board, including renomination of persons who are already Directors, in accordance with the policies and principles in its charter and the corporate governance guidelines. The Corporate Governance Committee's minimum qualifications for nominees include the following: reputation for integrity; honesty; judgment and discretion; expertise in his or her chosen field, which field should have some relevance to Covance's business; knowledge, or the willingness and ability to quickly become knowledgeable, in Covance's business; and contribution to the mix of skills and viewpoints on the Board as a whole.

        The Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for Director. In order for shareholder suggestions regarding possible candidates for Director to be considered by the Corporate Governance Committee for the 2009 Annual Meeting of Shareholders, the information specified below should be provided no later than October 30, 2008 to the Secretary of the Company. The notice should contain the proposed nominee's full name, biographical information regarding the proposed nominee and the proposed nominee's relationship to the shareholder.

        The process of nominating directors is as follows. First, the Corporate Governance Committee identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board. The Corporate Governance Committee then identifies candidates by seeking input from Board members, hiring a search firm, if appropriate, and considering recommendations for nominees submitted by shareholders. After the interview process, which includes non-management members of the Board, the Corporate Governance Committee determines which candidates the Corporate Governance Committee will recommend to the Board for nomination as a director. The Corporate Governance Committee then makes its recommendations to the entire Board, which determines which candidates are nominated by the Board of Directors or elected to fill a vacancy.

Contacting the Board of Directors

        In order to provide Covance's shareholders and other interested parties with a direct and open line of communication to the Board of Directors, Covance has adopted the following procedures for communications to Directors. Security holders of the Company and other interested persons may communicate with the lead director, chairs of Covance's Corporate Governance Committee, Audit Committee or Compensation Committee or with the non-management directors of Covance as a group by sending an e-mail to boardofdirectors@covance.com. The e-mail should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be reviewed initially by Covance's Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate Director or Directors unless the Investor Relations Department determines that the communication: does not relate to the business or affairs of Covance or to the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; or is frivolous or offensive.

        The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of

Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

        Covance's Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

        The Corporate Governance Committee or the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Website Access to Covance Corporate Governance Documents

        The charters of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Corporate Governance Guidelines and Director Independence Standards, the Code of Ethics for Financial Professionals and the Company's Business Integrity Program may be accessed through our website at www.covance.com and are available without charge upon written request to Secretary, Covance Inc., 210 Carnegie Center, Princeton, NJ 08540.

DIRECTOR COMPENSATION

        In connection with the setting of non-employee Director compensation, members of management, including the Corporate Senior Vice President—Human Resources, review Director compensation arrangements with Towers Perrin, an independent consulting firm retained by the Corporate Governance Committee, and make recommendations to the Corporate Governance Committee. Members of the Corporate Governance Committee also communicate with Towers Perrin directly as appropriate. The Corporate Governance Committee makes its recommendations for action on Director compensation to the full Board of Directors.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)	Total ($)
Kathleen G. Bang	$76,000	$57,789	$52,691	-0-	$4,199	-0-	$190,679
Robert Barchi	$48,500	$57,789	$52,691	-0-	$1,932	-0-	$160,912
Gary E. Costley	$14,468	$5,580	$5,478	-0-	-0-	-0-	$25,526
Sandra L. Helton	$83,500	$57,789	$52,691	-0-	-0-	-0-	$193,980
Irwin Lerner	$71,000	$57,789	$52,691	-0-	-0-	-0-	$181,480
J. Randall MacDonald	$78,500	$57,789	$52,691	-0-	-0-	-0-	$188,980
William C. Ughetta	$66,000	$57,789	$52,691	-0-	-0-	-0-	$176,480

(1)
The amounts shown reflect the dollar amount of awards under the Restricted Unit Plan for Non-Employee members of the Board of Directors recognized for financial statement reporting purposes in accordance with FAS 123R. The amounts shown in this column consist of: with respect to awards granted in 2006, $38,718 for all directors except Dr. Costley, who became a director on September 27, 2007, and did not receive an award in 2006; and with respect to awards granted in 2007, $19,071 for all directors except for $5,580 for Dr. Costley.

(2)
The options vest in three equal annual installments with the first installment vesting one year from grant date. The 2007 grant had a grant date fair value of $49,984 except for Dr. Costley's grant date fair value which was $65,736. At December 31, 2007, each director had the following number of options outstanding: Kathleen G. Bang, 20,200; Robert Barchi, 6,200; Gary E. Costley, 2,200; Sandra L. Helton, 12,800; Irwin Lerner, 29,200; J. Randall MacDonald, 14,200 and William C. Ughetta, 14,200. The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions used in this calculation are included in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)
The values shown in this column are the interest paid pursuant to the Directors Deferred Compensation Plan under the "cash account" option, which is paid at the effective applicable rate of Citibank, N.A., with quarterly compounding to the extent such interest exceeds 120% of the applicable federal long-term rate.

        Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees. In 2007, non-employee Directors received a retainer fee of $36,000 per annum. In addition, Committee members received $2,500 for each Committee meeting attended and $5,000 (in lieu of the $2,500 fee) for each Committee meeting chaired. The Chairs of the Audit Committee and the Compensation Committee also receive an additional annual retainer of $7,500. The lead Director receives an additional annual retainer of $20,000. Directors also received options to purchase up to 2,200 shares of the Company's Common Stock pursuant to Covance's Non-Employee Directors' Stock Option Plan ("DSOP"). Options granted pursuant to the DSOP have an exercise price not less than 100% of the fair market value on the date of grant and vest in equal annual installments on each of the first through third anniversaries of the date of grant. Directors are reimbursed for travel and related expenses incurred on behalf of Covance.

        In May 2007, the non-employee members of the Board of Directors received a grant of 1,100 hypothetical shares of the Company's Common Stock pursuant to Covance's Restricted Unit Plan for Non-Employee Members of the Board of Directors ("DRUP"). Awards under this plan vest three years after the award date, provided the recipient remains a Director of Covance, and are paid in cash upon vesting. The DRUP provides that on every anniversary of the award date, each non-employee Director at that time shall receive an award under the DRUP in an amount approved by the Board of Directors.

        Pursuant to the Directors' Deferred Compensation Plan ("DDCP"), each non-employee Director may elect to defer until a date specified by the Director, the receipt of all or a portion of his or her cash compensation. The DDCP provides that amounts deferred may be allocated to (i) a cash account upon which amounts deferred may earn interest, compounded quarterly, at the base rate of Citibank, N.A. in effect on certain specified dates, (ii) a market value account, the value of which will be based upon the market value of Covance Common Stock from time to time, or (iii) a combination of such accounts. All non-employee Directors are eligible to participate in the DDCP.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, as amended, requires that Directors, certain executive officers of the Company and greater than 10% beneficial owners of the Company's Common Stock report their ownership of, and transactions in, the Company's Common Stock with the SEC. Based solely upon a review of these filings and written representations from the reporting persons that no annual forms were required, Covance believes that all filing requirements applicable to its officers and Directors and greater than 10% beneficial owners with respect to ownership of the Company's Common Stock were complied with during 2007 except that one amendment to a Form 4 of William E. Klitgaard reporting one transaction was filed late and a Form 4 of Robert Barchi reporting two transactions was filed late.

Director Stock Ownership Guidelines

        Non-employee members of the Board of Directors are encouraged to be shareholders of the Company through purchases of Common Stock or through their participation in the Company's director equity benefit plans. The Board of Directors has established guidelines to better ensure they each maintain an appropriate equity stake in the Company. These guidelines provide that, within specified transition periods, Directors should attain and hold shares of Common Stock of the Company, of an amount equal to five times the director's total cash retainer for Board membership. Each non-employee member of the Board either meets the guidelines or is on track to meeting the guidelines by the end of his or her transition period.

Report of the Audit and Finance Committee

        The Audit Committee has reviewed and discussed with management Covance's audited financial statements for the year ended December 31, 2007, and has discussed with Covance's independent registered public accounting firm, Ernst & Young LLP ("E&Y"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has received and reviewed the written disclosures and the letter from E&Y required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the firm its independence. The Audit Committee has also considered whether the provision of non-audit services to Covance by E&Y is compatible with maintaining E&Y's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in Covance's Annual Report on Form 10-K for the year ended December 31, 2007.

Members of the Audit and Finance Committee

Sandra L. Helton, Chair
Kathleen G. Bang
Gary E. Costley
William C. Ughetta

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

        The aggregate fees billed Covance by E&Y for professional services for the audit of Covance's annual financial statements, review of the financial statements included in Covance's Quarterly Reports on Form 10-Q and services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for 2006 and 2007 were approximately $2,582,579 and $2,177,866, respectively.

Audit Related Fees

        The aggregate fees billed Covance by E&Y for professional services for assurance and related services that are reasonably related to the audit or review of Covance's financial statements for 2006 and 2007 were approximately $89,614 and $240,136, respectively. These services include employee benefit plan audits, merger and acquisition due diligence, accounting assistance and audits in connection with proposed or consummated acquisitions or divestitures and consultations concerning financial accounting and reporting standards. eResearch Technology Inc. has agreed to reimburse Covance $220,051 for 2007 fees paid for services rendered in connection with the divestiture of our Cardiac Safety Services business to them.

Tax Fees

        The aggregate fees billed Covance by E&Y for professional services for tax compliance, tax advice and tax planning for 2006 and 2007 were approximately $119,590 and $12,700, respectively.

All Other Fees

        There were no such fees in 2006 and 2007.

Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee is responsible for appointing Covance's independent registered public accounting firm and approving the terms of the firm's services. The Audit Committee's policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm is described below.

        Audit Services.    The Audit Committee is to appoint the Company's independent registered public accounting firm each fiscal year and pre-approve the engagement of the independent registered public accounting firm and the fee to be billed for the audit services to be provided.

        Non-Audit Services.    All non-audit services to be performed by the independent registered public accounting firm are required to be pre-approved by the Audit Committee. In determining whether to grant such approval, the Audit Committee will determine whether the provision of such non-audit services will impair the independent registered public accounting firm's independence. All of the non-audit services billed by E&Y in 2007 were pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Principles

        Covance's executive compensation programs are founded on and driven by the following four principles:

1.
Differentiating compensation based on performance at the individual, business unit and total company level;

2.
Aligning management rewards with shareholder returns;

3.
Incenting performance and rewarding results that lead to profitable growth over time; and

4.
Providing market competitive compensation at target performance levels.

        Following is a brief outline of how these principles are reflected in our executive compensation practices:

1.
Executive compensation is variable with a substantial portion of management's pay being at risk based on performance at the individual, business unit and total company level.

•
On average 50% to 60% of a senior officer's total compensation—and close to 70% in the case of the Chief Executive Officer, is variable in nature.

•
As part of a pay for performance environment, Covance compensation programs provide wide payout ranges that reward performance above target and reduce or eliminate payouts when targets are not achieved.

•
Individual performance ratings for each senior officer have a substantial impact (positive or negative) on compensation. These performance metrics are discussed further below.

2.
Executive compensation programs are structured to align management rewards with shareholder returns.

•
Almost 40% of senior officer's total target annual compensation is delivered in the form of Covance equity, which vests over multiple years.

•
Covance senior officers have equity ownership requirements that align their financial interests with the economic interests of our shareholders.

3.
Executive compensation programs reward performance that leads to profitable growth over time.

•
Covance senior officers, consisting of the Chief Executive Officer, Chief Operating Officer and Corporate Senior Vice Presidents, have the majority of their annual compensation opportunities tied to the following quantitative and formula-based business drivers: profit, orders, backlog and return on assets. Of these drivers:

•
Profit measures current operating performance;

•
Orders and backlog contribute to future growth; and

•
Return on assets promotes good stewardship of shareholder capital.

•
Each of these measures significantly affects senior officer compensation. This requires management to focus attention on both near-term and long-term profit and growth.

4.
Executive compensation is market competitive at target performance levels.

•
Covance believes a competitive total compensation package is required to attract, retain and motivate the executive talent needed to achieve our long-term strategic objectives and our shorter-term performance targets.

        Covance chooses to pay the following elements of compensation for the following reasons:

  •
  Base salary provides a fixed level of compensation, sufficient to attract and retain executives in light of employment alternatives;

  •
  Annual cash bonus provides variable compensation, with a substantial degree of risk based on individual and company performance, used to motivate executives to meet or exceed company-wide and/or business unit-specific goals and personal objectives;

  •
  Equity compensation provides variable compensation, with a substantial degree of risk based on individual and company performance and company share price, sufficient to attract and retain executives while also aligning executives' interests with those of our shareholders (i.e., sustained, long-term profitable growth); and

  •
  Retirement and other benefits offer relatively fixed level of value delivered, with minimal risk, sufficient to attract and retain executives.

        In aggregate Covance allocates and balances total target compensation among each pay element in a manner consistent with our executive compensation principles and with an emphasis on competitive market practices. Covance generally sets senior officer target pay as follows:

    •
    Base pay at median competitive base salary;

    •
    Target cash bonus opportunity at or above the median competitive target bonus;

    •
    Target equity opportunity at the median competitive target equity; and

    •
    Market competitive retirement and other benefit plan offerings.

        The result is total target compensation that approximates the median target compensation of our competitive marketplace for executive talent (in both mix and target value).

Determination of Executive Compensation Amounts

Benchmark/Peer Group

        To assess the competitiveness of pay for each executive, Covance annually benchmarks the core elements of its executive compensation program (i.e., base salary, cash bonus, equity and benefits) from two groups:

  •
  Approximately 150 like-sized companies with revenues ranging between $1.0 and $3.0 billion (as identified by the Compensation Committee's independent compensation consulting firm, Towers Perrin); and

  •
  17 "peer" companies in the contract research or bio/pharmaceutical industry that represent either direct business competitors and/or organizations that we most typically compete with for "drug development" talent.

        While the peer group includes companies larger in size than Covance, all market data is size-adjusted to provide appropriate comparisons to Covance. The table below lists the 17 peer organizations:

Abbott Laboratories	Genentech Inc	Novartis AG
Baxter International Inc	GlaxoSmithKline plc	Novo Nordisk A/S
Bayer Corp.	Johnson & Johnson	Pfizer Inc
Beckman Coulter Inc	MDS Inc	Quintiles Transnational Corp.
Bristol-Myers-Squibb Co	Medtronic Inc	Sanofi-Aventis
Eli Lilly & Co	Merck & Co.

        Covance defines market competitive as an average of the like sized and peer company data sets. All market data are provided by Towers Perrin, an independent consulting firm retained by the Covance Compensation Committee.

Setting Compensation

        Overall, five main factors are taken into account when setting each individual senior officer's compensation:

  •
  competitive market data,

  •
  Company performance,

  •
  individual performance,

  •
  internal equity, and

  •
  retention considerations

        In general, Covance sets total targeted compensation, consisting of base salary, cash bonus, equity awards, retirement and other benefits to the median of our target competitive market data. For individual officers other factors, such as experience and position scope, are taken into account and may result in pay being set above or below the overall competitive market data target.

        The actual compensation delivered (versus target amounts) for each individual senior officer varies depending on company and individual performance. In general, we expect that our senior officers will be paid at market levels if company and individual targets are achieved, above market levels if targets are exceeded and below market levels if targets are not achieved. In some cases our variable compensation plans (bonus and equity) will pay out nothing for below target results.

        Specifically for the Chief Executive Officer, the independent members of the Board of Directors set business and related performance targets and compensation levels based upon the recommendation and approval of the Compensation Committee. For other senior officers, the Compensation Committee on delegation from the Board of Directors, approves business and related performance targets and compensation levels after receiving recommendations from the Chief Executive Officer and Corporate Senior Vice President—Human Resources.

        Company and business unit performance targets are set as part of the annual budget process which is completed prior to each performance year (typically in December). All targets are set at aggressive but attainable levels in light of then current and prospective business conditions. In the assessment of actual performance against targets, Covance's cash bonus and equity compensation plans allow for the use of discretion by the Compensation Committee to award lower or higher payout levels than the pre-established criteria and formulae would provide. These provisions are to ensure that extraordinary circumstances unrelated to performance do not inequitably increase or decrease compensation. While the Compensation Committee has not utilized such discretion in recent years, in February 2008, in accordance with allowance in the performance share agreements for all executive officers, the Compensation Committee determined to exclude from the calculation of return on assets a $20 million facility acquisition made in November 2007. The Compensation Committee believed this exclusion, which resulted in the earning of additional shares in the 2007 performance share award, was appropriate to accurately reflect the Company's and management's performance. The effect of this exercise of discretion was to increase total compensation for the Named Executives, on average, by 4.4% percent.

        The Compensation Committee also reviews tally sheets, which reflect all elements of each senior officer's compensation, including their current and historical equity compensation. Tally sheets are a reference tool that the Compensation Committee uses at least annually in its comprehensive assessment of senior officers total pay.

        Covance's Board of Directors assesses its executive talent (including all senior officers) annually, including reviewing succession plans for each senior officer position. As discussed in "Retention Awards" below, Covance occasionally determines that additional long-term awards are appropriate for select senior officers to ensure their retention; and the leadership continuity required to achieve our long-term strategic goals and objectives. The value of these awards are above the target compensation levels determined from our annual review of our competitive market data.

Overall Plan Design and Features

Elements of Compensation Program

        The primary elements of the compensation program include base salary, annual incentive cash bonus, equity grants (consisting of stock options and performance-based restricted stock) and an executive retirement benefit. Senior officers also participate in Company benefit plans extended to other full-time Covance employees such as medical and dental insurance, a 401(k) plan with Company match (US employees only) and a defined benefit type pension plan (select UK employees).

Pay Mix

        Covance seeks to align senior officer and shareholder interests in a pay for performance environment. On average, more than half, approximately 57%, of a senior officer's total compensation—and close to 70% in the case of the Chief Executive Officer—is at risk, with the amount actually paid tied to achievement of pre-established Company objectives and individual goals.

        The chart below illustrates the 2007 allocation of target compensation for senior officers:

Joe Herring, CEO	Corporate SVPs (Group Average)

        The above charts reflect target incentive cash bonus levels and target equity compensation levels. The mix of compensation reflected in the above charts differs from the compensation figures disclosed in the proxy tables for the Named Executive because the proxy tables reflect both actual compensation paid (e.g., for cash bonus) and FAS 123R expense associated with actual equity awards (consistent with standard reporting practices).

Individual Elements of Pay—Details

Base Salary

        As mentioned in the "Benchmark/Peer Group" section, Covance establishes base salaries for senior officers after an annual evaluation of market data, individual experience and performance. Base salary increases generally become effective March 1 of each year.

Annual Incentive Cash Bonus Plan

        As with base salaries, Covance sets senior officer target bonus levels after an annual review of market data. The actual cash bonus paid to individual senior officers is determined in three steps:

1.
The annual incentive cash bonus pool in which senior officers participate is initially sized based on actual Company and/or business unit performance against pre-established profit targets (the range of variability is from 65% to 125% of target);

2.
The size of the bonus pool in which senior officers participate is finalized based on performance against pre-established net order targets (increasing the range of variability to 49% to 156% of target); and

3.
An individual multiplier is applied based on the senior officer's individual performance to arrive at the actual bonus amount paid. Individual performance ratings are based on an assessment of achievements against business targets and the strength of each officer's leadership competencies, with each area (performance against business targets and individual behaviors) of roughly equal weight (individual performance factors range from 0% to 160%, resulting in a total range of variation of 0% to 250% of target).

        Covance leaders are assessed on a performance against annual individual objectives and the following leadership behaviors:

  •
  Wins Client Loyalty—Keep client satisfaction high and lead the organization to deliver on client expectations.

  •
  Leads by Example—Articulate and demonstrate behaviors that support the Company vision.

  •
  Inspires Others—Connect individuals to Covance and build organization excitement and alignment around the Company purpose and goals.

  •
  Drives Growth—Identify opportunities and implement solutions that expand the business.

  •
  Builds Talented Teams—Assess and develop individual organization talent.

  •
  Confronts Constructively—Readily challenge status quo while maintaining and building relationships.

  •
  Gets it Done—Create urgency and balance analysis and action that leads to timely decision making and outstanding implementation.

        The following table shows how a typical senior officer's cash bonus is determined, assuming a base salary of $300,000 and a 70% target bonus opportunity.

	Effect of Performance Factor on Annual Cash Bonus
Criteria	Minimum Payout	Target Payout	Maximum Payout
Profit (as a % of target)	65%	100%	125%
Net Orders (as a % of target)	75%	100%	125%
Individual Performance Factor	0%	100%	160%
Final Payout (as a % of target)	0%	100%	250%

        Assume further that the above senior officer achieved the following performance thresholds:

i)
Profit—Maximum

ii)
Net Orders—Minimum

iii)
Individual Performance Rating—Target

        The actual bonus paid to this senior officer would be $196,875 calculated as follows:

Base Salary	$300,000
Target Bonus %	70%

Target Bonus ($)	$210,000

Profit Multiplier	125%

(Step 1: 125% × $210,000)	$262,500

Net Orders Multiplier	75%

(Step 2: 75% × $262,500)	$196,875

Individual Performance Factor	100%

(Step 3: 100% × $196,875)	$196,875

Actual Bonus	$196,875

        The 2007 cash bonus target for all senior officers equaled 70% of each individual's base salary, except for the Chief Executive Officer whose target was set at $750,000 (107% of salary). As a group in 2007, the actual cash bonuses were paid at 116% of target for the year.

Equity Compensation

        Covance provides equity compensation to senior officers primarily in two forms—stock options and performance-based restricted stock—the value associated with each vehicle being approximately equal. Equity compensation represents more than 40% of the total target compensation for the Chief Executive Officer and just below 40% for the other senior officers. While the intent is to grant awards at the median of the target competitive data, actual individual awards, which are granted annually in February of each year, may be higher or lower reflecting the performance of each senior officer in the prior year.

        The Compensation Committee also periodically reviews competitive market data regarding equity plan design and payout ranges to ensure that Covance's plans are designed to best fit the Company's objectives while being in line with competitive market practice. The last such review was completed during 2007. As described in more detail in the "Equity Vehicles" section, this market review resulted in the Compensation Committee deciding to lower the maximum allowable award under the performance-based restricted stock plan.

        Management and the Compensation Committee believe equity compensation is important to align shareholder and senior officer interests by creating an "ownership culture." Senior officers maintain a meaningful economic interest in Covance stock due to the following four factors:

1.
Equity Ownership Guidelines. Covance has equity ownership guidelines requiring senior officers to attain and hold specified amounts of Common Stock of the Company. For the Chief Executive Officer, the number of required shares is set at the time of appointment and equals two times (2x) base salary and target annual cash bonus, divided by Covance's share price on that date. For the Chief Operating Officer, the required number of shares equals one and a half times (1.5x) base salary and target annual cash bonus and for all other senior officers, the required number of shares equals one times (1x) base salary and target annual cash bonus.

  The following example shows how a typical senior officer's share ownership target is determined, assuming a base salary of $300,000 and a 70% target bonus opportunity and a Covance share price on the date of appointment of $80.

Share price of Covance stock	$80
Base salary	$300,000
Target cash bonus	$210,000
Share target calculation = [1 × ($300,000 + $210,000)] / $80 = 6,375 shares

  All senior officers have five years from the date of their appointment as a senior officer to achieve their ownership target. Only shares owned count towards the target (e.g., unvested options and restricted stock do not count towards the target). As of year end 2007, all senior officers either have fulfilled or are on track to fulfill their goal by their individual target dates.

  The target levels and timeframes to achieve ownership were determined after reviewing overall general market practice and the approaches used by our peer companies.

2.
Options and Unvested Performance-Based Restricted Stock Awards. Senior officers have a further economic interest in Covance stock from their stock options and unvested performance-based restricted stock. Stock options vest ratably over three years while performance-based restricted stock vests 100% at the end of the second calendar year following the year in which they are granted. For example, shares awarded in February 2006 vest in December of 2008.

3.
Limits on Senior Officer Sales of Covance Stock. Internal guidelines limit senior officers' ability to sell Covance equity.

4.
Hedging Policy. Covance has a policy on hedging transactions that is designed to ensure that no senior officer engages in any transaction that has the effect of hedging the senior officer's interest in Covance stock.

Equity Vehicles

        Covance provides equity compensation to senior officers in two forms—stock options and performance-based restricted stock—the value associated with each vehicle being approximately equal. As noted, the Committee periodically reviews competitive market data regarding equity plan design and payout ranges. Based on a 2007 competitive market review, the Committee decided to lower the maximum cumulative payout (for each 3-year cycle) under the performance-based restricted stock plan to 220% (down from 280% previously).

Stock Options

        Covance grants option awards to senior officers annually. All such awards are approved by the Compensation Committee at a regularly scheduled meeting of the Committee and Board of Directors, with the meeting dates being selected approximately one year prior to the actual meeting. These meetings typically take place in February, shortly after current year performance goals are set and previous year performance is evaluated. The date of these meetings also serves as the date for setting the exercise price of the award, as well as the award's grant date.

        In keeping with industry norms, newly hired senior officers who begin employment, or who are promoted, during the year may receive a "one-time" option award. Such options are granted and priced as of the date they are approved by the Compensation Committee. Those dates are not timed with respect to any Company or market event.

        Senior officer options vest ratably over three years. The target value and resulting number of options granted is determined by reference to competitive benchmarks, as previously discussed under the "Setting Compensation" section above. Under the 2007 Employee Equity Participation Plan the option's exercise price is equal to the closing price of Covance stock on the date the awards are approved.

Performance-Based Restricted Stock

        Performance-based restricted stock is also typically approved and granted at the regularly scheduled Compensation Committee and Board of Directors meeting noted previously. In general, the target value and resulting target number of shares is determined by reference to competitive benchmarks. The actual number of shares earned is performance-based and varies depending on the Company's performance against two financial metrics—backlog growth and return on assets. Exceeding one or both of these targets can result in an increase in the actual number of shares awarded from the target number of shares. Conversely, falling short of one or both of these targets can result in a reduction in the actual number of shares awarded from the target number of shares.

        This plan operates under a series of three-year performance cycles. During the initial grant year, the senior officer is granted a target share award. Performance against the two metrics noted above can result in the target award being adjusted down to 0% or up to 200% of the target. The shares awarded vest at the end of the second calendar year following the year in which such shares are granted. In each of the two years following the initial year in which the shares are awarded, each senior officer has the opportunity to earn up to an additional 20% of the actual shares earned in the initial year. These additional awards are granted based upon the Company's actual backlog growth and return on assets versus pre-established targets in each subsequent year. The second and third year financial targets are set and approved by the Compensation Committee at the same time the initial grant is awarded. Any additional shares earned vest at the same time as the initial grant. However, each 3-year cycle has a maximum threshold of 220%. Once achieved the senior officer would no longer be eligible for any additional grants during the relevant 3-year cycle.

        As an example, assume a senior officer received a target grant of 2,000 performance-based restricted shares at the beginning of 2007, and achieved the following performance factors over the next three years:

1.
Year 1 (2007)—actual return on asset and backlog growth performance dictates a 200% payout against target;

2.
Year 2 (2008)—return on asset and backlog growth dictates an upward adjustment of 20%; and

3.
Year 3 (2009)—return on asset and backlog growth dictates an upward adjustment of 20%.

        In this example the senior officer would earn an overall performance share award of 4,400 shares related to the three-year 2007 performance cycle (an actual award of 4,000 shares from the first year, an additional 400 share award in 2008 and no additional award in 2009 since the "220% of target" maximum was achieved). All shares from the 2007 performance cycle vest at the end of 2009. The table below shows how the number of shares awarded would be calculated in such a scenario.

Year 1—Target # of Shares	2,000
Maximum # of Shares for this 3-Year Cycle (2,000 × 220%)	4,400
End of Year 1 Performance Adjustment	200%
# Shares at end of Year 1 (2,000 × 200%)	4,000
Year 2 Performance Adjustment	20%
# Shares at end of Year 2 4,000 + (4,000 × 20%, capped at 4,400)	4,400
Year 3 Performance Adjustment	20%
# Shares at end of Year 3 (no additional shares awarded since the plan threshold of 220% already achieved)	4,400
Final Number of Shares	4,400

Retention Awards

        As noted previously, Covance occasionally determines that additional long-term awards are appropriate for the retention of select senior officers. The Board of Directors determined this to be the case for the CEO in 2007, and granted an award of 33,500 time-based restricted shares (which cliff vest at 100% five years from grant).

        This award was granted primarily due to the Company's and Mr. Herring's strong performance during his first several years as Chief Executive Officer. With this success comes potentially more attention and interest from other organizations (including those outside of our industry) who may be recruiting for experienced and successful chief executives. Further, since the award is in equity, continued superior Company performance which drives share price appreciation will align the retention value with positive shareholder returns. Finally, the cliff-vest feature incents Mr. Herring to stay with Covance at least until the shares vest in five years.

        This award is reflected in the Summary Compensation Table and the tables on Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End, where applicable.

Other Compensation

        Covance provides relatively few other benefits for senior officers, the most significant being a Supplemental Executive Retirement Plan (SERP) benefit. The SERP is an unfunded, defined benefit type pension plan. The plan provides a pension benefit to a participant that is equal to a percentage, not to exceed 40%, of a senior officer's Final Average Earnings. Final Average Earnings is defined as the average annual base salary and annual cash bonus, over the highest five consecutive years of earnings out of the last ten years of employment. Vesting occurs after five years of service as a plan participant. The value of the SERP as well as the formulas used to determine its value is discussed in more detail in the narrative section of the Pension Benefits Table.

        The Compensation Committee periodically reviews the benefits and costs associated with offering the SERP. This evaluation was last conducted in 2007 and included a review by our independent outside consultant of information regarding the prevalence of similar retirement plans at companies with which Covance competes for senior officer talent. The Compensation Committee concluded that the SERP is an important component in attracting and retaining executive talent and helps motivate senior officers to drive the future success of Covance, in part because future SERP benefits are not funded or insured.

        As part of a review of competitive market data in 2007, the Board chose to adopt a non-qualified deferred compensation plan ("NQDC") effective January 1, 2008. The plan has been offered to approximately 80 senior management employees (including Covance senior officers). The plan is intended to provide this group of employees with an opportunity to defer compensation without regard to the legal limits imposed on the Covance qualified 401(k) plan.

        Under the NQDC plan, participants are allowed to defer up to 10% of their base salary and 50% of their bonus in any given year. Similar to the Covance 401(k) plan, a match is made on employee deferrals, less an amount determined each year as the maximum match allowed in the qualified 401(k) plan. In light of competitive market practice, the Board also agreed that senior officers who participate in the SERP, which includes all of the Named Executives, are not eligible to receive a match for any deferrals into the NQDC plan.

        In addition, senior officers are provided with two additional perquisites not broadly available to the general employee population. They consist of an annual car allowance and an annual financial counseling allowance. The Chief Executive Officer is also provided with a country club membership which is used primarily for business purposes. The value of these perquisites provided to each Covance senior officer is described in more detail in the footnotes to the Summary Compensation Table.

Payments in Connection with Change in Control or Termination

        Covance has a program which applies in the event of a change in control. The purpose of this program is to:

  •
  Ensure senior officers focus on shareholder interests by removing concerns about their potential termination of employment; and

  •
  To retain senior officers needed for the success of Covance during a time of potential disruption and/or transition.

        Events that trigger these payments were chosen based on a review of broad marketplace practices. They consist of:

  •
  A person acquiring 20% or more of Covance's outstanding voting securities;

  •
  A majority of Covance's Board of Directors changing as a result of a contested shareholder vote;

  •
  Covance shareholders approving a merger or consolidation in which Covance does not survive a plan of liquidation, or sale or disposition of substantially all of Covance's assets; and

  •
  An offeror purchasing Covance stock pursuant to a tender or exchange offer.

        In general, in the event of termination within two years of a change in control and in keeping with competitive market practices, a senior officer would receive:

  •
  A payment equal to three times (3x) the sum of the senior officer's annual base salary and target annual cash bonus at the time the senior officer is terminated;

  •
  An additional three years of service and age credit for the SERP;

  •
  Vesting of all unvested stock options and restricted stock;

  •
  A payment equal to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (if any); and

  •
  Outplacement services.

        In addition, in the event of a change in control the senior officer can trigger payment of the benefits described above by voluntarily terminating his or her employment during the one month period between the 12th and 13th month after the change in control. Covance provides this feature to facilitate the continuity of the management team beyond the change in control.

        Separate from a change in control, senior officers are eligible to receive compensation in the event that they are terminated involuntarily and without cause. The value of these payments, as well as the basis for calculations, including formulas used, under various scenarios for each Covance senior officer can be found on the Termination Scenarios table. This compensation provides part of the consideration for undertakings by the senior officers to not compete with Covance after their departure and to preserve Covance confidential information, and also is provided only if the affected senior officers sign releases of claims against Covance they otherwise might assert. In addition, if a senior officer leaves Covance for any reason aside from a change in control, all unvested stock options and performance-based restricted stock are forfeited.

        The Compensation Committee last reviewed competitive market data regarding the policies and multiples provided regarding change in control provisions in 2007, and agreed that Covance's current program is designed to achieve the Company's overall objectives.

Setting Performance Targets for Variable Compensation

        Covance sets and presents an annual business plan to the Board of Directors prior to each year. This translates into specific business goals and objectives that are used to establish financial and non-financial targets for senior officers' variable compensation (Annual Cash Incentive Plan and Performance-Based Restricted Stock Plan). Covance believes that the degree of difficulty associated with attaining the target levels set at the beginning of each year is challenging but attainable. The targets are developed based on estimated contract research organization ("CRO") industry performance projections, with our targets generally set to exceed these estimates (e.g., setting our revenue growth targets above what we believe the overall CRO market is expected to grow by). The intended result is that if Company performance exceeds the targets then actual compensation should be greater than market norms (and vice versa should Company performance fall short of targets). This approach is consistent with our pay for performance principle.

        To exemplify the above, over the past five years (2003 - 2007), the Covance annual incentive bonus pool payouts have ranged from 65% to 140% of target, while the performance-based restricted share plan payouts have ranged from 50% to 220% of target.

Actual vs. Target Compensation

        Consistent with our executive compensation principles, a substantial portion of each senior officer's compensation is variable in nature (i.e., performance-based). The following table shows the actual 2007 performance year payout amounts for each performance-based element of pay vs. each element's target.

Compensation Element	CEO (Target)	CEO (Actual)	% Difference	Other Officers (Target)(1)	Other Officers (Actual)(1)	% Difference
Cash Bonus	$750,000	$955,000	127%	$214,792	$249,626	116%
Performance-Based Restricted Stock	19,700	27,580	140%	3,389	4,744	140%

(1)
Average for nine senior officers

        In 2007 actual cash bonus payments and performance share grants were above target amounts, reflective of strong Company performance.

Report of the Compensation and Organization
Committee on Executive Compensation

        The Compensation Committee has reviewed and discussed the Compensation, Discussion and Analysis with management, and based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation, Discussion and Analysis be included in the Company's Annual Report on Form 10-K and Proxy Statement.

Members of the Compensation Committee

J. Randall MacDonald, Chair
Robert Barchi
Irwin Lerner
William C. Ughetta

EXECUTIVE COMPENSATION TABLES

2007 Summary Compensation Table

        The table below summarizes the total compensation earned by the Company's Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers of the Company (collectively, the "Named Executives").

Name & Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)		Total ($)
Joseph L. Herring Chairman and Chief Executive Officer	2007 2006	$ $	684,167 591,667	$-0- 1,000	$ $	2,676,091 2,106,287	$ $	681,759 579,305	$ $	955,000 1,346,475	$ $	406,944 441,801	$ $	54,934 48,871	$ $	5,458,895 5,115,406
William E. Klitgaard Corporate Senior Vice President and Chief Financial Officer	2007 2006	$ $	355,833 302,300	$-0- 1,000	$ $	592,985 671,674	$ $	174,069 186,042	$ $	250,919 321,457	$ $	111,011 194,018	$ $	26,465 26,190	$ $	1,511,282 1,702,681
Wendel D. Barr Corporate Senior Vice President and President, Early Development North America(5)	2007 2006	$ $	331,846 293,038	-0- -0-	$ $	847,339 868,596	$ $	182,647 181,751	$ $	438,008 367,198	$ $	60,277 68,146	$ $	30,465 28,355	$ $	1,890,582 1,807,084
Richard F. Cimino Corporate Senior Vice President and President, Late Stage Development	2007 2006	$ $	294,500 283,333	-0- -0-	$ $	722,272 580,724	$ $	150,055 119,759	$ $	163,271 81,664	$ $	38,097 56,398	$ $	27,643 26,696	$ $	1,395,838 1,148,574
Anthony Cork(6) Corporate Senior Vice President and President, Early Development Europe	2007 2006	$ $	348,385 308,646	-0- -0-	$ $	549,359 727,192	$ $	160,138 182,605	$ $	266,970 219,854	$ $	317,874 248,282	$ $	22,121 15,415	$ $	1,664,847 1,701,994

(1)
The amounts shown reflect a service award payment that all Covance employees are eligible to receive upon completing five and ten years of service with the Company.

(2)
The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions used in this calculation are included in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 without regard to forfeitures. Please refer to the "Compensation, Discussion and Analysis" section above for a description of the terms of these awards.

(3)
The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions used in this calculation are included in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Please refer to the "Compensation, Discussion and Analysis" section above for a description of the terms of these awards.

(4)
The amounts shown reflect additional benefits provided to the Named Executives as follows:

•
Automobile allowance payments of $12,840 for Messrs. Herring, Klitgaard, Barr, and Cimino and a benefit to Mr. Cork of a Company leased automobile in the amount of $19,260.

  •
  Financial planning allowance in the following amounts: Mr. Herring, $10,000; Mr. Klitgaard, $1,250; Mr. Barr, $5,250, Mr. Cimino, $6,000 and Mr. Cork, $2,861.

  •
  Company matching contributions to the Company's defined contribution plans in the amounts of $12,375 for each of Messrs. Herring, Klitgaard and Barr, and $8,803 for Mr. Cimino.

  •
  The value associated with Mr. Herring's personal use of a country club membership, which membership is primarily used for corporate purposes, travel/transportation amounts reflecting air and ground costs associated with travel for Mr. Herring's spouse on a Company event as a co-host to the Company's scientific sales award winners in the amount of $13,647, and tax reimbursement payments for such travel of $5,697.

(5)
Effective January 1, 2008, Mr. Barr became the Executive Vice President and Chief Operating Officer of Covance.

(6)
All payments for Mr. Cork were paid in Great Britain Pounds ("GBP"). GBP amounts were converted to US Dollars using an exchange rate of 1 GBP = 2.000 USD. This exchange rate represents the average of the exchange rate in effect on the last business day of each week for all of the weeks in calendar 2007 as published in the Wall Street Journal.

2007 Grants of Plan-Based Awards Table

									All Other Stock Awards: # of Shares of Stock or Units (#)	All Other Option Awards: # of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Exercise or Base Price of Option Awards ($/Sh)(1)
												Closing Price on Grant Date	Grant Date Fair Market Value
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph L. Herring	2/22/07 2/22/07 2/22/07 2/22/07 2/22/07	(2) (3) (4)	– – – – – –	$750,000 – – – – –	$1,875,000 – – – – –	– – – – – –	– – – 19,700 4,004 3,515	– – – 39,400 8,008 7,030	– 33,500 – – – –	– – 33,500 – – –	– – $62.65 – – –	– – $62.31 – – –	$ $ $ $ $	– 2,098,775 806,680 1,234,205 250,851 220,215

William E. Klitgaard	2/22/07 2/22/07 2/22/07 2/22/07	(2) (3) (4)	– – – – –	$256,200 – – – –	$640,500 – – – –	– – – – –	– – 4,400 990 1,005	– – 8,800 1,980 2,010	– – – – –	– 7,400 – – –	– $62.65 – – –	– $62.31 – – –	$ $ $ $	– 178,192 275,660 62,024 62,970

Wendel D. Barr	2/22/07 2/22/07 2/22/07 2/22/07	(2) (3) (4)	– – – – –	$231,000 – – – –	$577,500 – – – –	– – – – –	– – 3,900 990 1,275	– – 7,800 1,980 2,550	– – – – –	– 6,700 – – –	– $62.65 – – –	– $62.31 – – –	$ $ $ $	– 161,336 244,335 62,024 79,873

Richard F. Cimino	2/22/07 2/22/07 2/22/07 2/22/07	(2) (3) (4)	– – – – –	$207,480 – – – –	$518,700 – – – –	– – – – –	– – 3,200 990 1,017	– – 6,400 1,980 2,033	– – – – –	– 5,400 – – –	– $62.65 – – –	– $62.31 – – –	$ $ $ $	– 130,032 200,480 62,024 63,684

Anthony Cork	2/22/07 2/22/07 2/22/07 2/22/07	(2) (3) (4)	– – – – –	$245,336 – – – –	$613,340 – – – –	– – – – –	– – 3,300 924 1,017	– – 6,600 1,848 2,033	– – – – –	– 5,600 – – –	– $62.65 – – –	– $62.31 – – –	$ $ $ $	– 134,848 206,745 57,889 63,684

(1)
The exercise price of the options is equal to the average of the high and low prices on the date of grant as required by the 2002 Employee Equity Participation Plan.

(2)
The amounts shown reflect performance-based restricted stock granted for the first year of the 2007-2009 plan cycle, with payout ranging from 0-200% of target depending on performance in 2007.

(3)
The amounts shown reflect performance-based restricted stock granted for the second year of performance in the 2006-2008 plan cycle, with payout ranging from 0-20% of the final adjusted grant in 2006 depending on performance in 2007.

(4)
The amounts shown reflect performance-based restricted stock granted for the third year of performance in the 2005-2007 plan cycle, with payout ranging from 0-20% of the final adjusted grant in 2005 depending on performance in 2007.

2007 Outstanding Equity Awards at Fiscal Year-end Table

	Option Awards(1)						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Yet Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Joseph L. Herring 2007(2) 2006(4) 2005(5) 2004 2003 2002 2001	– 10,300 21,467 35,650 40,800 37,150 60,000	33,500 20,600 10,733 – – – –	– – – – – – –	$ $ $ $ $ $ $	62.65 56.18 42.32 29.69 22.95 17.43 18.80	02/21/17 02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 11/06/11	33,500 40,040 – – – – –	(3)	$ $	2,901,770 3,468,265 – – – – –	39,400 8,008 7,030 – – – –	$ $ $	3,412,828 693,653 608,939 – – – –

William E. Klitgaard 2007(2) 2006(4) 2005(5) 2004 2003 2002 1999	– 2,566 6,000 15,750 18,000 13,200 10,000	7,400 5,134 3,000 – – – –	– – – – – – –	$ $ $ $ $ $ $	62.65 56.18 42.32 29.69 22.95 17.43 27.44	02/21/17 02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 02/24/09	– 9,900 – – – – –		$	– 857,538 – – – – –	8,800 1,980 2,010 – – – –	$ $ $	762,256 171,508 174,106 – – – –

Wendel D. Barr 2007(2) 2006 2006(4) 2005(5) 2004 2003 2002 2000	– – 2,566 7,600 14,000 17,300 13,000 7,500	6,700 – 5,134 3,800 – – – –	– – – – – – – –	$ $ $ $ $ $ $	62.65 – 56.18 42.32 29.69 22.95 17.43 11.22	02/21/17 02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 12/28/10	– 17,802 9,900 – – – – –	(6)	$ $	– 1,542,009 857,538 – – – – –	7,800 – 1,980 2,550 – – – –	$ $ $	675,636 – 171,508 220,881 – – – –

Richard F. Cimino 2007(2) 2006 2006(4) 2005(5) 2004	– – 2,566 6,067 15,000	5,400 – 5,134 3,033 –	– – – – –	$ $ $ $	62.65 – 56.18 42.32 29.69	02/21/17 02/22/16 02/16/15 02/24/14	– 14,242 9,900 – –	(7)	$ $	– 1,233,642 857,538 – –	6,400 – 1,980 2,033 –	$ $ $	554,368 – 171,508 176,098 –

Anthony Cork 2007(2) 2006(4) 2005(5) 2004 2003 2002 2000	– 2,375 6,067 18,000 17,300 15,000 13,950	5,600 4,825 3,033 – – – –	– – – – – – –	$ $ $ $ $ $ $	62.65 56.18 42.32 29.69 22.95 17.43 9.25	02/21/17 02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 11/26/10	– 9,240 – – – – –		$	– 800,369 – – – – –	6,600 1,848 2,033 – – – –	$ $ $	571,692 160,074 176,098 – – – –

(1)
All unvested options vest at a rate of one third per year at the end of each of the first three years of the ten year option term except as indicated in the following table. The vesting date of each option is listed in the table below by expiration date.

Expiration Date	Vesting Date	Expiration Date	Vesting Date
02/21/17	02/22/10	02/20/12*	02/21/04
02/22/16	02/23/09	11/06/11	11/07/04
02/16/15	02/17/08	12/28/10	12/29/02
02/24/14	02/25/07	11/26/10	11/27/02
02/26/13	02/27/06	02/24/09	02/25/01
02/20/12	02/21/05
*
Messrs. Barr and Cork's options vested on 02/21/04.

(2)
Number of shares shown in column (i) of this table reflects the maximum 200% of performance-based restricted shares that could be earned for the first year of performance in the 2007-2009 performance-based restricted stock cycle which will vest on December 18, 2009.

(3)
Consists of 33,500 shares of restricted stock granted for retention purposes which are scheduled to vest on February 22, 2012.

(4)
Number of shares shown in column (g) of this table reflects performance-based restricted stock earned for the first year of performance under the 2006-2008 performance based restricted stock cycle, while the unearned stock award column reflects the potential (20%) maximum performance based restricted stock that could be earned for the second year of performance in that cycle. All of these shares will vest on December 19, 2008.

(5)
Number of shares shown in column (i) of this table reflects the potential (20%) maximum performance based restricted stock that could be earned for the third year of performance in the 2005-2007 performance-based restricted stock cycle which shares vested on December 20, 2007.

(6)
Consists of 17,802 shares of restricted stock granted for retention purposes which are scheduled to vest on February 23, 2011.

(7)
Consists of 14,242 shares of restricted stock granted for retention purposes which are scheduled to vest on February 23, 2011.

        The table below shows option exercise and stock award vesting activity during the fiscal year ended December 31, 2007.

2007 Option Exercises & Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph L. Herring	60,000	$2,812,321	48,060	$4,042,471
William E. Klitgaard	14,000	$630,890	14,581	$1,208,451
Wendel D. Barr	-0-	-0-	15,595	$1,476,464
Richard F. Cimino	10,500	$417,942	17,198	$1,498,032
Anthony Cork	-0-	-0-	15,248	$1,255,469

        The table below shows benefits that the Named Executives are entitled to under the Company's defined benefit plans.

2007 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joseph L. Herring	Covance Supplemental Retirement Plan	8	$1,630,126	-0-
William E. Klitgaard	Covance Supplemental Retirement Plan	7	$748,296	-0-
Wendel D. Barr	Covance Supplemental Retirement Plan	4	$244,010	-0-
Richard F. Cimino	Covance Supplemental Retirement Plan	3	$144,218	-0-
Anthony Cork	Covance Supplemental Retirement Plan	4	$649,062	-0-
	Covance Laboratories Pension Scheme	7	$446,357	-0-

(1)
Includes amounts which the Named Executive may not currently be entitled to receive.

Supplemental Executive Retirement Plan

        In December 1996, Covance adopted a nonqualified Supplemental Executive Retirement Plan ("SERP") for the benefit of certain executive officers of Covance, including the Named Executives in order to attract and retain a highly motivated executive workforce.

        Participating executives may commence receiving full benefits under the SERP upon attaining age 60, so long as they have completed at least twenty years of service as defined in the SERP (fifteen years for participants employed by Covance on January 1, 1997). Retirement benefits to be provided under the SERP will be based on 40% of an executive's final average earnings. The benefit for executives with less than 20 years of service would equal 2% (2.67% for participants employed by Covance on January 1, 1997) multiplied by service multiplied by final average earnings. The final average earnings is based upon the highest five consecutive years of compensation out of the executive's ten years of employment with Covance or any subsidiary thereof. Compensation is defined as the executive's annual salary plus bonuses.

        Participating executives may commence receiving reduced, early retirement benefits as early as age 55, provided they had attained five years of service under the plan. Benefits are reduced 5% for each year commencement precedes age 60, up to a 25% reduction at age 55.

        Upon retirement the normal form of payment under the SERP is a single lump sum payment. Alternatively, the executive may elect to receive benefits in the form of an annuity, payable to the executive for life or an actuarially equivalent joint and survivor annuity.

Covance Laboratories Limited Pension Scheme

        Mr. Anthony Cork is a member of the Covance Laboratories Limited Pension Scheme ("Plan"). The Plan provides benefits on the following basis:

Accrual rate	1/80th of Final Pensionable Salary for each year of Pensionable Service from 1 September 2002, and 1/60th of Final Pensionable Salary for each year of Pensionable Service prior to 1 September 2002
Pensionable Salary	Basic salary less an offset of two-thirds of the UK basic state pension, restricted to a maximum figure set by UK legislation (currently £112,800 per annum)
Final Pensionable Salary	The highest Pensionable Salary figure in the last five years before retirement or withdrawal
Normal Pension Age	60
Early retirement	Members may apply for early retirement, but do not have a right to early benefits. If granted, the pension is reduced so that it is equal in value to the alternative deferred pension
Member contributions	8.4% of Pensionable Salary
Member's pension	Payable monthly for life, subject to a minimum period of five years, increasing in line with increases in the Retail Prices Index, subject to a maximum of 5% in any one year

Actuarial assumptions used to determine values in the Pension Benefits Table.

        The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age (even if the participant is not yet eligible to do so). Actual benefit present values will vary from these estimates depending on many factors, including an executive's actual retirement age.

Covance Inc. Supplemental Executive Retirement Plan Assumptions

	November 30, 2007	November 30, 2006
Discount rate	5.75%	5.50%
Form of payment	Lump sum	Lump sum
Lump sum interest rates
Annuity payments scheduled to be made within 5 years	4.92% (4.60% for lump sum payments in 2008)	4.70%
Annuity payments scheduled to be made between 5 and 20 years from now	6.02% (4.82% for lump sum payments in 2008)	4.70%
Annuity payments scheduled to be made beyond 20 years	6.47% (4.91% for lump sum payments in 2008)	4.70%
Exchange rate (USD/GBP)	2.05	1.89
Retirement age:	60	60
Termination and disability rates	none	none

Covance Laboratories Limited Pension Plan Assumptions

	December 31, 2007	December 31, 2006
Discount rate	5.50%	5.25%
Price inflation	3.00%	2.75%
Exchange rate (USD/GBP)	1.99	1.84
Retirement age	60	60
Termination and disability rates	None	None
Form of payment	Annuity, with cost of living increases	Annuity, with cost of living increases

2007 Termination Scenarios

	Joseph L. Herring		William E. Klitgaard			Wendel D. Barr			Richard F. Cimino			Anthony Cork
Benefit(1)	Without Cause	Change in Control	Without Cause		Change in Control	Without Cause		Change in Control	Without Cause		Change in Control	Without Cause		Change in Control
Salary and Annual Cash Incentive	$2,150,000	$4,350,000	$622,200	(2)	$1,866,600	$561,000	(2)	$1,683,000	$503,880	(2)	$1,511,640	$595,816	(2)	$1,787,448
Equity
Unvested Restricted Stock	-	$2,901,770	-		-	-		$1,542,009	-		$1,233,642	-		-
Unvested Performance—Based Restricted Stock	-	$5,174,679	-		$1,238,666	-		$1,195,356	-		$1,134,722	-		$1,086,216
Unvested Options	-	$1,905,531	-		$466,557	-		$485,218	-		$420,079	-		$414,706
Equity Total	-	$9,981,980	-		$1,705,223	-		$3,222,583	-		$2,788,443	-		$1,500,922
Other Benefits(3)
Health & Welfare	$38,410	$58,119	$64,840		$97,260	$38,035		$57,053	$37,972		$56,958	$22,050		$33,074
Outplacement	$50,000	$50,000	$30,000		$30,000	$30,000		$30,000	$30,000		$30,000	$60,000		$60,000
Perquisites	$37,680	$56,520	$18,840		$56,520	$18,840		$56,520	$18,840		$56,520	$24,480		$73,440
Tax Gross-Ups	-	$3,777,011	-		-	-		$1,305,367	-		$1,205,093	-		$1,109,315
Other Benefits Total	$126,090	$3,941,650	$113,680		$183,780	$86,875		$1,448,940	$86,812		$1,348,571	$106,530		$1,275,829
Total(3)	$2,276,090	$18,273,630	$735,880		$3,755,603	$647,875		$6,354,523	$590,692		$5,648,654	$702,346		$4,564,199

(1)
All values reflected in the table assume a termination date of December 31, 2007; and where applicable reflect the closing price of Covance stock on that day of $86.62. All amounts reflect the incremental value (excluding the value of retirement benefits upon termination, which are detailed in the table below) to each of the Named Executives in the event of a termination and do not include the value of any equity vested and earned equity prior to December 31, 2007. All values reflect (in the event of involuntary termination and change-in-control) the maximum incremental amount payable to each of the Named Executives in the event of such a termination on December 31, 2007. No incremental value is payable to the Named Executives in the event of termination for cause or voluntary termination.

(2)
In addition to the cash severance noted, if this officer has not secured a suitable alternative vocation after one year, the Chief Executive Officer has the discretion to pay the officer his salary for one additional year.

(3)
The Named Executives would also be entitled to the retirement plan benefits set forth in the table below.

2007 Termination Scenarios—Defined Benefit Plan Benefits

Name	Plan Name	Voluntary For Cause Without Cause	Death	Disability	Change in Control
Joseph L. Herring	Covance Supplemental Retirement Plan(1)	$2,068,464	$1,034,232	$2,882,625	$2,950,781
William E. Klitgaard	Covance Supplemental Retirement Plan(1)	$830,387	$415,194	$1,157,233	$1,394,106
Wendel D. Barr	Covance Supplemental Retirement Plan(1)	-	$221,204	$616,542	$533,461
Richard F. Cimino	Covance Supplemental Retirement Plan(1)	-	$116,835	$325,643	$363,862
Anthony Cork	Covance Supplemental Retirement Plan(1)	-	$324,673	$664,227	$1,335,615
	Covance Laboratories Pension Scheme-annuity(2)	$22,447	-	$22,447	$22,447

(1)
Voluntary Termination and Termination Without Cause. Once vested, Named Executives are eligible to receive benefits under the SERP. Benefits vest in the SERP upon attaining five years of service. Executives terminating employment shall receive their benefit in the form of a lump sum payment at the later of age 55 or age at termination of employment, but in no event shall the distribution be made less than six months from the date of termination. In 2007 amendments to the SERP were adopted in order to comply with section 409A of the Internal Revenue Code (the "Code"). These amendments have an effective date of January 1, 2009. Prior to these amendments, the SERP permitted officers to elect actuarial equivalent joint and survivor annuity, even at a later point than six months after termination.

Mr. Herring and Mr. Klitgaard are fully vested in their SERP benefit. No benefits would be payable to the other Named Executives, as they were not vested as of December 31, 2007. Benefits shown for both Mr. Herring and Mr. Klitgaard are payable in the form of a lump sum payment at age 55.

Termination for Cause. Benefits payable upon a termination of employment for cause are the same amount and form with the same timing as a voluntary termination.

Death. Death benefits are payable to the spouse of married participants as a lump sum payment as soon as administratively feasible after the participant's death. The lump sum shown is based upon 50% of the participant's accrued benefit at the time of death and is calculated assuming the accrued benefit is deferred to the date the participant would have attained age 55.

Participants who are not married, but have surviving children are eligible for an immediate lump sum payment as soon as administratively feasible after the participant's death. The lump sum is based upon 50% of the participant's accrued benefit at the time of death and is calculated assuming the accrued benefit is deferred to the date the participant would have attained age 55.

No death benefits are payable to unmarried participants without surviving children.

Disability. Executives immediately vest in their accrued benefit upon becoming disabled. Benefits are payable in the form of a lump sum payment at the later of the executive's separation from service or 65. Benefits shown in the above table are payable at age 65. Prior to the 2007 amendments to the SERP, the plan allowed for the payment of the lump sum upon attainment of age 60.

Termination Due to a Change-In-Control. Upon an eligible termination of employment resulting from a change-in-control, payment under the SERP shall be an immediate lump sum of the participant's enhanced SERP benefit. The enhanced benefit is calculated by providing the participant with an extra three years of service and three years of age under the SERP for purposes of both vesting in and determining the amount of benefits payable under the SERP.

The lump sum is based upon the immediate, reduced early retirement benefit if the executive satisfies the conditions for early retirement after applying the extra three years of age and service. If the executive does not satisfy the conditions for early retirement after adding the three extra years of age and service, the lump sum is based on the accrued benefit, deferred to age 55. Prior to the 2007 amendments to the SERP, the plan's calculated lump sum would have been deferred to age 60.

(2)
The benefits shown on the above table from the Covance Laboratories Pension Scheme are payable to Mr. Anthony Cork in the forms and timing specified below under the following scenarios. Amounts were converted from GBP to U.S. Dollars using an exchange rate of 2.00.

In cases of Voluntary Termination, Disability, Termination Without Cause, Termination Due to a Change-In-Control and Termination for Cause, benefits are payable as an annual pension payable for life, with 50% spouse's pension payable from Normal Pension Age (60), revalued to Normal Pension Age in line with increases in the Retail Prices Index.

In the case of death, benefits are payable as an immediate annual pension of $11,986 payable for life to the participant's spouse if he was married. In addition, a one time, lump sum of $1,401,920 would be payable to the participant's spouse, if he was married, upon his death.

Termination and Change of Control Arrangements

        As reflected in the Termination Scenarios Table, pursuant to an agreement dated November 7, 2001 between Covance and Mr. Herring, Mr. Herring shall be entitled to (i) two times his annual base compensation, and (ii) variable compensation for one year at his most recent target level in the event he is terminated for reasons other than cause. Mr. Herring is also entitled to two years continuation of health benefits, automobile allowance and financial counseling allowance. Covance has also entered into agreements which provide its Chief Operating Officer and each of its Corporate Senior Vice Presidents, including the Named Executives, compensation equal to the executive officer's base annual salary at the annual rate in effect on the date of termination plus variable compensation at the most recent target level in the event that such executive officer's employment has been terminated for reasons other than cause. If the Chief Operating Officer or a Corporate Senior Vice President has not secured a suitable alternative vocation after one year, the Chief Executive Officer has the discretion to pay such officer his or her salary for one additional year. These payments would be made under Covance's normal payroll schedule. All such executive officers will also be entitled to health and other benefits (to the extent permitted by the administrative provisions of such plans and applicable federal and state law) for a period of up to two years.

        Covance will also provide to Mr. Herring and the Corporate Senior Vice Presidents, upon the termination of employment by Covance other than for cause, or a constructive termination, as defined in the agreements, of such executive, during the twenty-four months following a change in control of

Covance, compensation equal to (i) three times the annual base salary in effect on the termination date, and (ii) three times the annual variable compensation at the most recent target level and such officer will be entitled to participate in Covance's health and benefit plans for a period of up to three years. In addition, the executive is entitled to receive a payment in an amount sufficient to make him or her whole for any federal excise tax on excess parachute payments. Such payments shall be made in a lump sum. Such executive officers shall also be entitled to the benefits described above in the event the officer voluntarily terminates his or her employment with Covance for any reason between the twelfth and thirteenth months following a change in control. A "change in control" is defined in the agreements to include the following: the acquisition by a person of 20% or more of the voting stock of Covance; as a result of a contested election a majority of the Covance Board members are different than the individuals who served on Covance's Board in the two years prior to such contested election; approval by Covance's shareholders of a merger or consolidation in which Covance is not the survivor thereof; a sale or disposition of all or substantially all of Covance's assets or a plan of partial or complete liquidation; or the purchase by an offeror of shares of Covance Common Stock pursuant to an exchange or tender offer.

PROPOSAL TWO

Approval of the 2008 Non-Employee Director Stock Option Plan

        The Company is seeking Shareholder approval of the 2008 Non-Employee Director Stock Option Plan (the "2008 Director Option Plan") which has been approved by the Board of Directors to replace the 1998 Non-Employee Directors' Stock Option Plan which will expire in March 2008. If approved by the Shareholders, the 2008 Director Option Plan will be effective on May 8, 2008 and will expire on May 7, 2018. Under the 2008 Director Option Plan, each non-employee Director of the Company shall receive an annual option to purchase such number of up to 2,800 shares as is determined by the Board of Directors. The number of shares of Common Stock available for grant under the 2008 Director Option Plan shall be up to 200,000. The Plan is being proposed because the Board believes that the granting of stock options promotes an identity of interests between Directors and Shareholders.

        If the 2008 Director Option Plan is approved at the Annual Meeting and the Company subsequently wishes to amend the 2008 Director Option Plan to increase the number of shares of Common Stock available for awards under the 2008 Director Option Plan or reduce the minimum grant price, an additional approval of the Shareholders of the Company would be required.

        The following is a summary of the proposed features of the 2008 Direction Option Plan, which is qualified in its entirety by reference to the 2008 Director Option Plan, a copy of which is attached as Appendix B.

        Committee Administration.    The 2008 Director Option Plan shall be administered by the Corporate Governance Committee. The Corporate Governance Committee may delegate from time to time to one or more executive officers or Directors of the Company the authority to carry out some or all of its responsibilities, provided that the Corporate Governance Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Internal Revenue Code of 1986 (the "Code") or the Securities and Exchange Act of 1934. The Corporate Governance Committee and Board may not, without the approval of the Shareholders of the Company, amend the 2008 Director Option Plan to increase the number of shares of Common Stock that may be issued under the Plan (except for adjustments described in the section below entitled "Awards"), or authorize the amendment of any outstanding stock option to reduce the exercise price. Further, no stock option will be cancelled and replaced with awards having a lower exercise price without further approval of the Shareholders of the Company.

        Awards.    The 2008 Director Option Plan authorizes the award to each non-employee Director of an Annual Option to purchase a number of shares of Common Stock as determined by the Board of Directors of up to 2,800 shares on the condition that the non-employee Director has remained in continuous service as a Director of the Company through the date on which the option will become effective (the "Grant Date"). The Board of Directors shall make such determination of the number of shares of Common Stock of the Company subject to the Annual Option on or prior to the first business day of each calendar year and the Grant Date shall be the first business day of the calendar year. Each Annual Option shall be made by the Company issuing an award agreement to each non-employee Director with respect to options to purchase Common Stock of the Company. Non-employee Directors who are elected or appointed to the Board subsequent to the grant of the Annual Options for the year in which such Director joined the Board of Directors will be granted an initial option to purchase such number of shares of Common Stock as was determined by the Board of Directors to be granted to the other non-employee Directors with respect to such year except that the grant of options to purchase shares shall be at not less than the fair market value of the shares of Common Stock on the Grant Date.

        Under the 2008 Director Option Plan, a non-employee Director may not receive awards covering more than 25 percent of the shares authorized under the 2008 Director Option Plan.

        A stock option represents the right to purchase a specified number of shares at a stated exercise price for a specified time. The 2008 Director Option Plan permits the grant of options to purchase shares at not less than the fair market value of the shares of Common Stock on the Grant Date.

        Options issued under the 2008 Director Option Plan shall vest and become exercisable in equal annual installments on each of the first through third anniversaries of the Grant Date, if the non-employee Director has remained in continuous service as a Director of the Company through each such vesting date, except that in the case of death or disability of a non-employee Director or retirement or resignation (with the consent of the Company) of a non-employee Director, any unvested options held by such Director will immediately vest. The exercise period for options granted will begin on the date an option vests and continue until ten years from the Grant Date. Upon exercise, the option exercise price may be paid in cash, by tendering shares of Common Stock owned by the optionee or any combination of such methods. The Corporate Governance Committee is not permitted to change or amend the exercise price of options. Stock options under the 2008 Director Option Plan shall be non-qualified stock options under the Code. The 2008 Director Option Plan does not permit the grant of "reload" stock options, which are options that provide for the grant of additional stock options contingent upon the surrender of shares of Common Stock owned by the optionee in payment of the exercise price.

        All shares of Common Stock subject to the 2008 Director Option Plan and covered by outstanding awards will be adjusted, in the manner the Corporate Governance Committee deems appropriate, to prevent any dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Director Option Plan, for any future stock splits or consolidations or similar corporate transactions.

        Change of Control.    In the event of a change of control, awards which have not vested shall immediately vest. A change of control is deemed to occur if: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) as a result of a proxy contest or contests or other forms of contested Shareholder votes, a majority of the individuals elected to serve on the Company's Board of Directors are different than the individuals who served on the Company's Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested Shareholder votes; or (iii) when the Company's Shareholders approve a merger, consolidation (where in each case the Company is not the survivor thereof), sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation; or (iv) when an offerer (other than the Company) purchases shares of the Company's Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Company's outstanding securities.

        Shares Available.    200,000 shares of Common Stock may be issued as awards under the 2008 Director Option Plan. In addition, the following shares may be issued under the 2008 Director Option Plan: (i) shares that are issued under the 2008 Director Option Plan which are subsequently forfeited in accordance with the terms of the award or an award agreement; or (ii) shares that are not issued because of the cancellation, termination or expiration of awards and/or similar events under the 2008 Director Option Plan. The shares awarded under the 2008 Director Option Plan shall be authorized but unissued shares of Common Stock or treasury shares.

        United States Federal Tax Treatment.    Options granted under the 2008 Director Option Plan will be non-qualified options under the Code. An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize ordinary income to the extent that the then fair market value of the Common Stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes ordinary income. Sale of the underlying shares of Common Stock will result in capital gain or loss (long-term or short-term depending on the optionee's holding period).

        The Company encourages interested persons to review the complete text of the 2008 Director Option Plan which is attached to this proxy statement as Appendix B hereto and is available on the Company's website at www.covance.com. The 2008 Director Option Plan may also be obtained by writing to Covance Inc., Office of the Secretary, 210 Carnegie Center, Princeton, NJ 08540.

        The Board of Directors recommends that Shareholders vote FOR the proposal to approve the 2008 Non-Employee Director Stock Option Plan.

        Approval of the 2008 Non-Employee Director Stock Option Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting.

        New Plan Benefits.    No awards have been made pursuant to the 2008 Director Option Plan and the Company cannot now determine the number of awards to be granted under the Plan to any Director.

Equity Compensation Plan Information
As of December 31, 2007

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,135,809	(1)	$31.65	4,957,107	(2)
Equity compensation plans not approved by security holders	1,354,760	(3)	$40.33	771,883	(4)
TOTAL	2,490,569		$36.37	5,728,990

(1)
There were 1,364,826 such shares to be issued upon exercise of outstanding options, warrants and rights at February 29, 2008 with a weighted average exercise price of $42.04.

(2)
There were 4,472,151 such shares available for grant at February 29, 2008.

(3)
There were 1,289,220 such shares to be issued upon exercise of outstanding options, warrants and rights at February 29, 2008 with a weighted average exercise price of $40.26. Please see footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(4)
Consists of securities available for issuance under Covance's Employee Stock Purchase Plan pursuant to which Covance makes available for sale to its employees shares of Common Stock at a price equal to 85% of the lower of fair market value on the first or last day of each calendar quarter.

PROPOSAL THREE

Ratification of the Appointment of
Independent Registered Public Accounting Firm

        Our Audit Committee, pursuant to its charter, has appointed E&Y as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries and the Company's effectiveness of internal control over financial reporting for the year ending December 31, 2008.

        While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board of Directors are requesting, as a matter of policy, that the shareholders ratify the appointment of E&Y as the Company's principal independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain E&Y or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee oversees the performance of E&Y and would apply knowledge gained from this oversight in exercising this discretion.

        E&Y has served as independent auditors to the Company since 2001. E&Y's long-term knowledge of the Company has enabled it to perform its audits with effectiveness and efficiency.

        Ratification of E&Y as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Unless there is a contrary indication, shares of Common Stock represented by valid proxies will be voted FOR the ratification of E&Y as the Company's independent registered public accounting firm.

        A representative of E&Y is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The Board of Directors recommends that Shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the year ending December 31, 2008.

PROPOSALS OF SHAREHOLDERS
FOR 2009 ANNUAL MEETING

        Proposals submitted by shareholders for inclusion in the Proxy Statement for the 2009 Annual Meeting of Shareholders must be received by the Company no later than the close of business on November 27, 2008. Please address your proposals to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233. Proposals must comply with all applicable SEC regulations. Under our By-Laws, if you wish to nominate Directors for election, or present other business before the shareholders at the Annual Meeting, you must give proper written notice of any such nomination or business to the Corporate Secretary, not after March 9, 2009, and not before February 7, 2009. If the Annual Meeting of 2009 is advanced by more than 30 days or delayed by more than 60 days from May 8, 2009, the anniversary date of this year's Annual Meeting, you must send notice not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the date on which public announcement of the date of the meeting is first made. Your notice must include certain information specified in our By-Laws concerning the nomination or the business. A copy of the Restated Certificate of Incorporation and By-Laws may be obtained from the Secretary of the Company at the address noted above.

OTHER INFORMATION

        One or more persons will be appointed to act as the inspector of election at the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. As to any other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former officers, Directors and other employees of Covance may solicit proxies by telephone, facsimile or mail, or by meetings with shareholders or their representatives. Covance will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. Covance has engaged Innisfree M&A Incorporated to solicit proxies for the Annual Meeting for a fee of $15,000, plus the payment of its out-of-pocket expenses. All expenses of solicitation of proxies will be borne by Covance.

        A copy of Covance's 2007 Annual Report to Shareholders is being sent with this Proxy Statement. If, upon receiving the Proxy Statement, you have not received the 2007 Annual Report to Shareholders, please write to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary at Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233 to request a copy. In addition, a copy of Covance's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2007, as filed with the SEC is posted on Covance's website at www.covance.com and is also available without charge upon written request.

By Order of the Board of Directors
James W. Lovett Corporate Senior Vice President, General Counsel and Secretary

Dated: March 26, 2008

        SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A SHAREHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND THE ANNUAL MEETING.

Appendix A

Director Independence Standards

An outside Director shall qualify as independent for purposes of service on the Board of the Company if the Board has determined that the Director has no material relationship with the Company. The Board has adopted the following categorical standards to assist the Board in making this determination. These categorical standards have been drafted to conform to, and in some cases be more exacting than, the independence requirements contained in the NYSE corporate governance rules and all other applicable laws, rules and regulations. A fundamental premise of the standards is that any permitted transactions between the Company and a Director, any family member of a Director or their respective primary business affiliations shall be on arms-length, market terms.

A majority of the directors will be independent directors, as independence is determined by the board, based on the guidelines set forth below.

A.    A director will not be independent if, within the last three years:

(i)
the director is employed by the Company, or an immediate family member is an executive officer of the Company;

(ii)
the director receives any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)
an immediate family member who is a Company employee receives more than $100,000 per year in direct compensation from the Company; or

(iv)
a Company executive is on the compensation committee of the board of directors of a company which employs the director or an immediate family member as an executive officer.

B.    A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the last three years, are more than the greater of one percent of the annual revenues of that company or $1 million.

C.    A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company's total consolidated assets.

D.    A director will not be independent if, at the time of the independence determination, the director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are more than the greater of $250,000 or one percent of that organization's total annual charitable receipts during its last completed fiscal year.

E.    A director will not be independent if, within the last five years, the director or an immediate family member has been affiliated with or employed by the Company's independent auditor.

F.    The following relationships will not be considered to be material relationships that would impair a director's independence: (i) the director is an executive officer or employee or any member of his or her immediate family is an executive officer of any other organization that does business with the Company and the annual sales to, or purchases from, the Company are less than $1 million or one percent of the consolidated gross revenues of such organization, whichever is more; (ii) the director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to

A-1

the other is less than $1 million or one percent of the total consolidated assets of the organization on which the director or any member of his or her immediate family serves as an executive officer, whichever is more; (iii) the director is a director, but not an executive officer, of any other organization that does business with the Company; (iv) the director or any member of his or her immediate family holds a less than five percent interest in any other organization that has a relationship with the Company; or (v) the director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $250,000 or one percent of that organization's consolidated gross revenues, whichever is more.

A-2

Appendix B

2008 Non-Employee Director Stock Option Plan

1.     PURPOSE

        The purpose of the Plan is to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Options to purchase shares of Common Stock.

2.     EFFECTIVE DATE AND DURATION OF PLAN

        The Plan shall become effective upon its approval by the shareholders of the Company. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall have a term of ten years.

3.     DEFINITIONS

(a)
"1934 Act" means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(b)
"Award" means a stock option, as described in and granted under the Plan.

(c)
"Award Agreement" is defined in Section 12.

(d)
"Change of Control" is defined in Section 11(b).

(e)
"Code" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder or any successor body of laws, rules and regulations.

(f)
"Fair Market Value" means the closing selling price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the average of the closing selling prices on the New York Stock Exchange Composite Tape on the first trading day before and the first trading day after the valuation date.

(g)
"Grant Price" means the Closing Price of a share of Company's Common Stock on the date of grant of the Option.

(h)
"Grant Date" is defined in Section 5(a).

(i)
"Non-Employee Director" means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

(j)
"Participant" means a Director who has been granted an Award under the Plan.

(k)
"Shares" means the common stock of the Company, par value $0.01 per share.

(l)
"Treasury Shares" means authorized and issued, but not outstanding, Shares.

4.     PLAN ADMINISTRATION

(a)
The Corporate Governance Committee (the "Committee") shall be responsible for administering the Plan.

(b)
The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the provisions and objectives of the Plan. All decisions made by the Committee shall be final, binding and conclusive on all persons interested in the Plan or any Awards.

The Committee may delegate from time to time during the term of the Plan to one or more executive officers or directors of the Company the authority to carry out some or all of its responsibilities provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Code or the 1934 Act nor may the Committee delegate responsibilities that may impact the number of options a Non-Employee Director receives. The Committee may at any time rescind the authority delegated to any such executive officer or director.

To the extent consistent with the Company's Amended and Restated Certificate of Incorporation, no member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Restated Certificate of Incorporation, as amended, modified or supplemented from time to time. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(c)
The Committee may, from time to time, alter or amend, and the Board of Directors may terminate, the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or securities exchange listing requirements. However, the Committee and Board may not, without the approval of the Company's shareholders, amend the Plan to increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 7 hereof), or authorize the amendment of any outstanding stock option to reduce the Grant Price specified by Section 8(a) hereof. Furthermore, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

(d)
The termination of the Plan, either pursuant to Section 2, Section 4(c) or otherwise, shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan, the Awards, and any applicable Award Agreements.

5.     OPTION GRANTS

(a)
Annual Grants.    Each Non-Employee Director shall receive an annual option to purchase such number of shares of Common Stock as is determined by the Board of Directors on or prior to the first business day of each year of the Plan, such grant to be made as of the first business day of such year ("Grant Date") provided that such number of shares shall not exceed 2,800 and provided, further, that the individual has remained in continuous service as a Director of the Company through the Grant Date and is a Non-Employee Director on the Grant Date. Each Annual Option award shall be made by the Company issuing an Award Agreement to each Non-Employee Director.

(b)
New Directors.    Non-Employee Directors who are elected or appointed to the Board after the annual grant described in section 5(a) shall be granted an initial option to purchase such number of shares of Common Stock as was determined by the Board of Directors to be granted to the other Non-Employee Directors in such year.

6.     LIMITATION ON NUMBER OF SHARES

(a)
Subject to the provisions of this Section 6 and Section 7 hereof, up to 200,000 Shares may be issued under the Plan. The stock subject to the provisions of this Plan shall be shares of authorized but unissued Shares and Treasury Shares.

(b)
In addition to the Shares authorized by Section 6(a) hereof, Shares that are issued under the Plan which are subsequently forfeited in accordance with the terms of the Award Agreement or shares that are not issued because of the cancellation, termination, or expiration of Awards and/or similar events under the Plan may be issued under the Plan.

(c)
Subject to the adjustment provisions set forth herein, an individual Participant may not receive Awards with respect to more than 25% of the number of Shares specified in Section 6(a) hereof over the term of the Plan.

7.     ADJUSTMENT PROVISIONS

        In the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under any shareholders' rights plan, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event materially affects the Shares with respect to which Awards have been or may be issued under the Plan, then the Committee shall, in a manner and to the extent that the Committee deems appropriate to prevent any dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(a)
adjust the number and type of securities that thereafter may be issued under the Plan,

(b)
adjust the number and type of securities subject to outstanding Awards,

(c)
adjust the Grant Price or purchase price with respect to any Award, or

(d)
make provision for a cash payment to the holder of an outstanding Award; provided, however, that in no event shall a cash payment be made for any Option which has an exercise price that is below the current Fair Market Value of the Common Stock.

Subject to any required action by the Company's shareholders, if the Company is a party to any merger or consolidation where the Company is not the survivor, a Participant holding an outstanding Award shall be entitled to receive, upon the exercise of the Award, the same per Share consideration on the same terms that a holder of the same number of Shares that are subject to the Participant's Award would be entitled to receive pursuant to the merger or consolidation.

8.     OPTIONS GRANTED UNDER THE PLAN

(a)
Exercise Price.    The per share exercise price of each Option shall be the Closing Price of a share of Company's Common Stock on the date of grant of the Option determined in accordance with the provisions of the Plan.

(b)
Vesting.    Options shall vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant, provided that the Non-Employee Director has remained in continuous service as a Director of the Company through each such vesting date.

(c)
Term of Options.

(i)
Ten-Year Term.    Each Option shall expire ten (10) years from its date of grant, subject to earlier termination as provided herein.

  (ii)
  Exercise Following Termination of Service Due to Death.    If a Non-Employee Director ceases to be a member of the Board by reason of such Director's death, the Options granted to such Non-Employee Director shall become immediately vested and may be exercised by such Non-Employee Director's Beneficiary, at any time during the remaining life of the Option. At the end of such period, the unexercised vested portion of the Option shall expire.

  (iii)
  Termination of Options if a Non-Employee Director is Removed from the Board for Cause.    In the event a Non-Employee Director is removed from the Board for "cause," all Options granted to such Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such Non-Employee Director's removal from the Board. Whether a Non-Employee Director is removed by the Board for "cause" shall be determined by the Board.

  (iv)
  Exercise Following Other Terminations of Service.    If a Non-Employee Director ceases to be a member of the Board for any reason other than death, disability, removal from the Board for cause or retirement or resignation with consent of the Company, the Options granted to such Non-Employee Director may be exercised by such Director, but only to the extent the Option was exercisable at the time of such Director's termination, at any time within ninety (90) days after the date of such termination of service. At the end of such ninety-day period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director's termination of service with the Board.

  (v)
  Exercise Following Retirement or Resignation with Consent of Company.    In the event a Non-Employee Director retires or resigns from the Board with the consent of the Company, the Options granted to such Non-Employee Director shall become immediately vested and may be exercised by such Non-Employee Director at any time during the remaining life of the Option. At the end of such period, the unexercised vested portion of the Option shall expire.

  (vi)
  Exercise Following Termination of Service Due to Disability.    If a Non-Employee Director ceases to be a member of the Board by reason of such Director's disability (as defined in Section 22(e)(3) of the Code), the Options granted to such Non-Employee Director shall become immediately vested and may be exercised by such Director (or his legally appointed guardian), at any time during the remaining life of the Option. At the end of such period, the unexercised vested portion of the Option shall expire.

(d)
Time and Manner of Exercise of Options.

(i)
Notice of Exercise.    Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; provided, however, that in no event shall an Option be exercisable for a fractional share.

(ii)
Method of Payment.    The consideration to be paid for the shares to be issued upon exercise of an Option may consist of (A) cash, (B) certified, bank or broker check, (C) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised, (D) any other method approved by the Committee, or (E) a combination of any of the above.

(iii)
Shareholder Rights.    A Non-Employee Director shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee Director and no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

  (iv)
  Issuance of Shares.    Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of Shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director's death or disability, the Beneficiary or legally appointed guardian, respectively, entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary or guardian), one or more stock certificates for the appropriate number of Shares issued in connection with such exercise. Shares sold in connection with a "cashless exercise" shall be delivered to the broker referred to therein in accordance with the procedures established by the Company from time to time.

(e)
Non-Qualified Stock Options.    Only non-qualified stock options may be granted to Non-Employee Directors pursuant to this Plan.

(f)
This Plan shall not permit the (i) grant of additional stock options under the Plan to a Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price of a stock option granted under the Plan, or (ii) change or amendment of the exercise price of any stock options.

9.     PAYMENTS AND PAYMENT DEFERRALS

        Payment of Awards shall be subject to such restrictions as the Committee may impose. The Committee also may require or permit participants to elect to defer the receipt or issuance of Shares from stock options under such rules and procedures as it may establish under the Plan.

        Notwithstanding any provision of the Plan to the contrary, to the extent that awards under the Plan are subject to the provisions of Section 409A of the Code, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.

10.   TRANSFERABILITY

        During the lifetime of a Participant, the Award shall be exercisable only by such Participant and Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, or pursuant to qualified domestic relations orders as defined in or meeting the requirements of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended provided, however, that, in the discretion of the Committee, a Non-Statutory Option may, in connection with a Participant's estate plan, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the forgoing, in no event shall any Award be transferred for value or consideration.

11.   CHANGE OF CONTROL

(a)
In the event of a Change of Control, all Awards which have not vested shall immediately vest upon the occurrence of such Change of Control.

(b)
A "Change of Control" shall be deemed to occur if and when: (i) any person (including as such term is used in Section 13(d) and 14(d)(2) of the 1934 Act) becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) as a result of a proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate), a majority of the individuals elected to serve on the Company's Board of Directors are different than the individuals who served on the Company's Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate); or (iii) when the Company's shareholders approve a merger, or consolidation (where in each case the Company is not the survivor thereof), or sale or disposition of all or substantially all of the Company's assets or a plan or partial or complete liquidation; or (iv) when an offeror (other than the Company) purchases shares of the Company's Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Company's then outstanding securities.

12.   AWARD AGREEMENTS

        Each Award under the Plan shall be evidenced by an agreement setting forth its terms, conditions, and limitations for each Award, consistent with the provisions of this Plan (an "Award Agreement"). The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

13.   FIDUCIARY RELATIONSHIP

        The Plan shall not establish any fiduciary relationship between the Company and any participant or other person.

14.   REGULATORY APPROVALS

        The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares upon the exercise or settlement or any Award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued pursuant to it. In the event any benefit under this Plan is granted to a Director who resident outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan and the Board or the Committee may, in its discretion, establish one or more sub-plans to reflect such modified provisions. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

15.   RIGHTS AS A SHAREHOLDER

        A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record with respect to the Shares covered by such Award.

16.   FUTURE RIGHTS

        Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

COVANCE INC.

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Shareholders to be held on May 8, 2008

        The undersigned appoints Joseph L. Herring, William E. Klitgaard and James W. Lovett proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Covance Inc. to be held on Thursday, May 8, 2008 at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3. This proxy will also authorize the above individuals to utilize their discretion in voting on other matters that may properly come before the meeting, including the shareholder proposal described in the proxy statement, if properly presented at the meeting, which proposal these individuals intend to vote against.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)

Covance Inc. 2008 Annual Meeting of Shareholders May 8, 2008, 9 a.m., local time The Marriott Princeton Hotel & Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey
AN ADMISSION TICKET AND GOVERNMENT ISSUED PICTURE IDENTIFICATION WILL BE REQUIRED TO ATTEND THE MEETING.
The Board of Directors recommends a vote FOR ALL nominees and FOR proposals 2 and 3.
1.	Election of Directors
		For	Withhold	For All
		All	All	Except
Kathleen G. Bang Gary E. Costley, Ph.D.
(Except nominee(s) written below)

		For	Against	Abstain
2.	Approval of 2008 Non-Employee Directors Stock Option Plan.
3.	Ratification of Appointment of Ernst & Young LLC for the fiscal year 2008.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.
Dated:	, 2008

Signature(s)

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

An admission ticket and government issued picture identification will be required to enter the meeting. Admission to the Annual Meeting will be on a first-come, first-served basis.

You may obtain the Annual Meeting ticket by writing to:

Secretary, Covance Inc., 210 Carnegie Center, Princeton, NJ 08540

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2008. The Proxy Statement and the Annual Report are available on Covance's website at www.covance.com/investors.

QuickLinks

PROXY STATEMENT
2008 Annual Meeting of Shareholders May 8, 2008
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2008
This Proxy Statement and the Annual Report are available on Covance's website at www.covance.com/investors .
General Information
PROPOSAL ONE Election of Class II Directors
Stock Ownership of Directors, Executive Officers and Certain Shareholders
CORPORATE GOVERNANCE The Board of Directors and its Committees
Director Independence
COMMITTEES OF THE BOARD
Audit and Finance Committee
Compensation and Organization Committee
Corporate Governance Committee
Related Party Transactions
Board Nomination Process
Contacting the Board of Directors
Website Access to Covance Corporate Governance Documents
DIRECTOR COMPENSATION
2007 Director Compensation Table
Report of the Audit and Finance Committee
PRINCIPAL ACCOUNTANT FEES AND SERVICES
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Report of the Compensation and Organization Committee on Executive Compensation
EXECUTIVE COMPENSATION TABLES
2007 Summary Compensation Table
2007 Grants of Plan-Based Awards Table
2007 Outstanding Equity Awards at Fiscal Year-end Table
2007 Option Exercises & Stock Vested Table
2007 Pension Benefits Table
Covance Inc. Supplemental Executive Retirement Plan Assumptions
Covance Laboratories Limited Pension Plan Assumptions
2007 Termination Scenarios
2007 Termination Scenarios—Defined Benefit Plan Benefits
PROPOSAL TWO Approval of the 2008 Non-Employee Director Stock Option Plan
PROPOSAL THREE Ratification of the Appointment of Independent Registered Public Accounting Firm
PROPOSALS OF SHAREHOLDERS FOR 2009 ANNUAL MEETING
OTHER INFORMATION
Appendix A Director Independence Standards
Appendix B 2008 Non-Employee Director Stock Option Plan